Exhibit 10.40

DATED	July 14, 2008

RESACA EXPLOITATION, INC.	(1)

THE DIRECTORS OF RESACA EXPLOITATION, INC.	(2)

NGP CAPITAL RESOURCES COMPANY AND OTHERS	(3)

SEYMOUR PIERCE LIMITED	(4)

and

ROYAL BANK OF CANADA EUROPE LIMITED	(5)

PLACING AGREEMENT
relating to the placing of shares in

RESACA EXPLOITATION, INC.

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	CONDITIONS	8

3.	APPLICATION FOR ADMISSION	9

4.	THE PLACING	10

5.	SUPPLEMENTARY ADMISSION DOCUMENT	14

6.	WARRANTIES	15

7.	INDEMNITY	17

8.	SUPPLEMENTARY PROVISIONS - WARRANTIES AND INDEMNITIES	19

9.	FEES, COMMISSIONS AND EXPENSES	20

10.	ANNOUNCEMENTS	21

11.	TERMINATION	22

12.	WITHHOLDING AND GROSSING-UP	23

13.	TIME OF THE ESSENCE	24

14.	WAIVER	24

15.	INVALIDITY AND SEVERABILITY	24

16.	NOTICES	24

17.	COUNTERPARTS	26

18.	ENTIRE AGREEMENT	26

19.	CONFIDENTIALITY	26

20.	ASSIGNMENT	27

21.	RIGHTS OF THIRD PARTIES	27

22.	MISCELLANEOUS	28

23.	GOVERNING LAW AND JURISDICTION	29

SCHEDULE 1 THE DIRECTORS		30

SCHEDULE 2 THE SELLING SHAREHOLDERS		31

SCHEDULE 3 DOCUMENTS		34

i

ii

THIS AGREEMENT is made on	July 14, 2008

BETWEEN:

(1)           Resaca Exploitation, Inc. (incorporated in the State of Texas, USA under the Texas Business Organizations Code whose principal place of business is at 1331 Lamar, Suite 1450, Houston, Texas 77010, USA (the “Company”);

(2)           The Directors of Resaca Exploitation, Inc. whose names and addresses are set out in Schedule 1 (each a “Director” and together the “Directors”);

(3)           NGP Capital Resources Company and Others whose names and addresses are set out in Schedule 2 (each a “Selling Shareholder” and together the “Selling Shareholders”);

(4)           Seymour Pierce Limited (incorporated in England and Wales with registered number 02104188) whose registered office is at 20 Old Bailey, London EC4M 7EN (“Seymour Pierce”); and

(5)           Royal Bank of Canada Europe Limited (incorporated in England and Wales with registered number 995939) whose registered office is at 71 Queen Victoria Street, London EC4V 4DE (“RBC”).

BACKGROUND:

(A)          The Company is proposing to apply to the London Stock Exchange for Admission.

(B)           The Company proposes to issue the Subscription Shares at the Placing Price by way of a placing with institutional investors to raise up to £53.3 million before expenses (or such other amount as the Company, Seymour Pierce and RBC may agree) under the Placing.

(C)           The Selling Shareholders wish to sell the Sale Shares at the Placing Price.

(D)          In reliance upon the representations, warranties, indemnities and undertakings contained in this agreement, Seymour Pierce and RBC have agreed as agents for the Company and the Selling Shareholders to use their reasonable endeavours to procure Placees for the Placing Shares at the Placing Price on the terms and subject to the conditions and provisions contained in the Admission Document, the Placing Letters and this agreement.

THE PARTIES AGREE AS FOLLOWS:

1.             DEFINITIONS AND INTERPRETATION

1.1           In this agreement the following words and expressions shall have the following meanings, unless the context otherwise requires:

“Accounts” means the audited financial statements of Resaca LP for the financial period from January 2007 to 31 December 2007;

“Accounts Date” means 31 December 2007;

“Act” means the Companies Act 2006;

“Admission” means the admission to trading on AIM of the entire Enlarged Issued Share Capital, in accordance with the AIM Rules, and any reference in this agreement to Admission “becoming effective” is to be construed in accordance with rule 6 of the AIM Rules For Companies;

“Admission Document” means the admission document in the agreed form proposed to be published by the Company in connection with the Placing and Admission as required by and in accordance with rule 3 of the AIM Rules For Companies, including the Competent Person’s Report;

“AIM” means the AIM market operated by the London Stock Exchange;

“AIM Application” means the application to be made to the London Stock Exchange for Admission in the form specified by the AIM Rules;

“AIM Rules” means the AIM Rules For Companies and the AIM Rules For Nominated Advisers;

“AIM Rules For Companies” means the rules for companies published by the London Stock Exchange governing admission to AIM and the regulation of AIM companies as amended or re-issued from time to time;

“AIM Rules For Nominated Advisers” means the rules for nominated advisers published by the London Stock Exchange governing admission to AIM and the regulation of nominated advisers as amended or re-issued from time to time;

“Assets” means the oil and gas assets owned by the Company, details of which are set out in Part I of the Admission Document;

“Associate” means in relation to a company, each of that company’s respective officers, directors, servants and employees;

“Board” means the board of directors of the Company or a duly authorised committee of such board of directors;

“Board Resolutions” means the resolutions of the Board set out in the board minutes in the agreed form approving, inter alia, the Placing Documents;

“Business Day” means a day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London;

“Claims” or “Claim” means any claim, action, investigation, demand, judgement or award in any jurisdiction (whether or not successful, compromised, settled or reversed) which may be brought or threatened against any person in each case by reason of, or resulting directly from, or attributable to or in connection with any breach or alleged breach of any Warranty, representation or undertaking contained or referred to in this agreement or any circumstances which constitute such a breach or any allegation of such circumstances including, without prejudice to the generality of the above, all such losses which any person may suffer or incur investigating, evaluating or responding to or disputing or settling any claim and enforcing its rights under this agreement;

“Common Shares” means shares of common stock of US$0.01 each in the capital of the Company;

“Company’s Solicitors” means King & Spalding International LLP, 25 Cannon Street, London EC4M 5SE and Haynes and Boone, LLP, One Houston Center, 1211 McKinney Street, Suite 2100, Houston, Texas, 77010-2007, USA;

“Competent Person’s Report” means the competent person’s reports, in the agreed form, prepared in respect of the Company by Haas Petroleum Engineering Services, Inc. and Williamson Petroleum Consultants, Inc. in each case addressed to the Company and Seymour Pierce;

“CREST” means the computer based system and procedures which enable title to securities to be evidenced and transferred without a written instrument and which is operated by Euroclear;

“Dealing Code” means the code, in the agreed form, in relation to restrictions on dealing in the Company’s securities, adopted by the Company;

“Directors’ Declarations” means the declarations of each of the Directors in the agreed form;

“Directors’ Powers of Attorney” means the powers of attorney in the agreed form to be granted by each of the Directors;

“Directors’ Responsibility Letters” means the responsibility letters in the agreed form to be signed by each of the Directors;

“Encumbrances” means all liens, charges, mortgages, encumbrances, equities and other third party rights of any nature whatsoever;

“Enlarged Issued Share Capital” means the Existing Shares together with the Placing Shares;

“Euroclear” means Euroclear UK & Ireland Limited;

“Existing Shares” means the 59,945,609 Common Shares in issue immediately prior to the Placing;

“Finally Determined” means determined by a court or body which has jurisdiction and from which there is no right of appeal or there is a right of appeal but the right has expired or 3 months has elapsed from the date of judgment (whichever is the earlier), or as agreed between the relevant parties in writing;

“Financial Year” means a fiscal year of the Company;

“FSA” means the Financial Services Authority registered in England and Wales (company number 1920623) whose registered office is at 25 The North Colonnade, Canary Wharf, London E14 5HS or such other organisation as shall take over the role and responsibilities of the Financial Services Authority from time to time and by which Seymour Pierce is regulated to undertake activities in its capacity as nominated adviser and joint broker to the Company and by which RBC is regulated to undertake activities in its capacity as joint broker to the Company;

“FSA Rules” means the FSA Handbook of Rules and Guidance and any other rules established and guidance issued by the FSA from time to time in force (as varied by any waivers or dispensations granted by the FSA and applicable to Seymour Pierce);

“FSMA” means the Financial Services and Markets Act 2000;

“Full Warrantors” means the Company, John James Lendrum, III and James Perry Bryan, Jr;

“Indemnified Person” means Seymour Pierce, any other member of the Seymour Pierce Group, RBC or any other member of the RBC Group and all persons who are, on or at any time after the date of this agreement, Associates of Seymour Pierce, any other member of the Seymour Pierce Group, RBC or any other member of RBC Group, each of whom shall be an “Indemnified Person” for the purposes of this agreement;

“Indemnity” means the indemnity contained or referred to in clause 7;

“Intellectual Property” means patents, trade marks, service marks, registered designs, drawings, utility models, design rights, copyrights, (including copyright in computer software), semi-conductor topography rights, database rights, inventions, trade secrets and other confidential information, technical information, know how, business or trade names and all other intellectual property and rights of a similar or corresponding nature in any part of the world, whether registered or not or capable of registration or not and including all applications and the right to apply for any of the foregoing rights;

“Intellectual Property Rights” means all Intellectual Property owned or used by the Company;

“Legal Due Diligence Report” means the legal due diligence report, in the agreed form, prepared in respect of the Company by Haynes and Boone, LLP and addressed to the Company, Seymour Pierce and RBC;

“Limited Warrantors” means John William Sharp Bentley, Judy Ley Allen and Richard Kelly Plato;

“Lock-in and Orderly Marketing Agreements” means the agreements in the agreed form not to dispose, subject to certain exceptions, of any interest in Common Shares to be entered into on the date of this agreement between Seymour Pierce, RBC, the Company and each of the Directors and certain shareholders in the Company;

“London Stock Exchange” means London Stock Exchange plc;

“Long Form Report” means the due diligence report, in the agreed form, prepared in respect of the Company by the Reporting Accountants and addressed to the Company and Seymour Pierce;

“Losses” has the meaning given in clause 7.1;

“Nomad and Joint Broker Agreement” means the agreement of even date herewith made between the Company and Seymour Pierce in relation to Seymour Pierce’s appointment as nominated adviser and joint broker to the Company;

“Placees” means persons with or to whom Placing Shares are to be placed on the terms and subject to the conditions and provisions of this agreement, the Admission Document and the Placing Letters;

“Placing” means the proposed placing. of the Placing Shares by Seymour Pierce and RBC on the terms and subject to the conditions and provisions of this agreement and the Placing Letters;

“Placing Documents” means the Presentation, the Press Announcement, the Placing Proof, the Admission Document and the Placing Letters;

“Placing Letters” means the European and Canadian placing letters in the agreed forms to be sent as applicable to proposed Placees by Seymour Pierce and RBC in connection with the Placing, including the accompanying form of confirmation;

“Placing Price” means the price of £1.30 per Common Share at which the Placing Shares are proposed to be placed in accordance with the arrangements described in this agreement and the Admission Document;

“Placing Proof” means the document in the agreed form which, save for the omission of pricing information, is intended to be identical to the Admission Document in all respects and which complies with the AIM Rules in all respects;

“Placing Shares” means the Subscription Shares and the Sale Shares;

“Presentation” means the presentation to potential Placees in the agreed form prepared by the Company;

“Press Announcement” means the press announcement in the agreed form containing details of the Placing to be released by Seymour Pierce to the London Stock Exchange and to the press on behalf of the Company;

“Prospectus Rules” means the rules made for the purposes of Part VI of FSMA in relation to, amongst other things, offers of securities to the public, as revised from time to time;

“RBC Group” means RBC and any undertaking which is, on or after the date of this agreement, a Related Person of RBC;

“RBC Engagement Letter” means the letter agreement dated 10 June 2008 made between RBC and the Company relating to RBC’s retention as the Company’s joint broker in relation to Admission and the Placing;

“Registrars” means the Company’s registrars, Computershare Investor Services (Channel Islands) Limited, Ordnance House, 31 Pier Road, St. Helier, Jersey;

“Registrars Agreement” means the agreement in the agreed form between the Company and the Registrars

“Related Persons” means in relation to any party, its subsidiaries and subsidiary undertakings, any parent undertaking and the subsidiaries and subsidiary undertakings of any such parent undertaking;

“Relevant Territory” means the United States, Australia, Canada, Japan, Republic of Ireland or South Africa;

“Reorganisation” means the conversion of Resaca LP into the Company, further details of which are set out in the Admission Document;

“Reporting Accountants” means UHY LLP, 12 Greenway Plaza, Suite 1202, Houston, Texas 77046, USA;

“Resaca LP” means Resaca Exploitation, LP, a limited partnership under the laws of the State of Delaware;

“Sale Shares” means the 8,686,870 Common Shares held by the Selling Shareholders to be sold by them pursuant to the Placing;

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Selling Shareholders’ Power of Attorney” means the power of attorney in the agreed form to be granted by each of the Selling Shareholders in favour of any director of Seymour Pierce authorising the execution of form(s) of transfer and other documents in respect of the transfer of the Sale Shares pursuant to the Placing;

“Seymour Pierce Engagement Letter” means the letter agreement dated 13 April 2007 made between Seymour Pierce and the Company relating to Seymour Pierce’s retention as the Company’s nominated adviser and joint broker in relation to Admission and the Placing;

“Seymour Pierce Group” means Seymour Pierce and any undertaking which is, on or after the date of this agreement, a Related Person of Seymour Pierce;

“Short Form Report” means the report of the Reporting Accountants, in the agreed form, reproduced in Part III of the Admission Document;

“Specified Event” means an event occurring or matter arising on or after the date of this agreement and before Admission which, if it had occurred or arisen before the date of this agreement, would have rendered any of the Warranties untrue, inaccurate or misleading;

“Subscription Shares” means the 32,313,130 new Common Shares to be allotted and issued by the Company for cash pursuant to the Placing;

“Supplementary Admission Document” means any supplementary Admission Document published by the Company pursuant to clause 5;

“Systems” means the software, hardware and information and communication technology used by the Company in connection with its business and all components of them;

“Taxation” means all forms of tax, charge, duty, impost, withholding, deduction, rate, levy and governmental charge (whether national or local) in the nature of tax whatsoever and whenever created, enacted or imposed, and whether of the United States of America or elsewhere, and any amount whatever payable to any taxation authority or any other person as a result of any enactment relating to taxation, together with all related fines, penalties, interest, costs, charges and surcharges;

“VAT” means United Kingdom value added tax;

“Verification Notes” means the verification notes in the agreed form confirming the accuracy of information contained in the Admission Document together with copies of the documents contained in the files comprising the verification support documents as referred to in such verification notes;

“Warranties” means the representations, warranties and undertakings contained or referred to in clause 6 and in Schedule 4;

“Warranties Certificate” means the certificate set out in Schedule 6;

“Warranties Claim Date” means the later of: (i) the day falling 3 months after publication of the Company’s first set of interim financial statements after Admission; and (ii) 31 December 2008;

“Warrantors” means the Full Warrantors, the Limited Warrantors and each of the Selling Shareholders; and

“Working Capital Report” means the consolidated cash flow and working capital projections of the Company, in the agreed form, and the report, in the agreed form, prepared by the Reporting Accountants in respect of such projections and addressed to the Company, Seymour Pierce and RBC.

1.2           In this agreement unless otherwise specified, reference to:

(a)           “includes” and “including” shall mean including without limitation;

(b)           a “subsidiary undertaking” and “parent undertaking” are to be construed in accordance with section 1162 of the Act, a “subsidiary” or “holding company” is to be construed in accordance with section 1159 of the Act and an “associated company” is to be construed in accordance with section 416 et seq of the Income and Corporation Taxes Act 1988;

(c)           a document in the “agreed form” is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each of Seymour Pierce, RBC and the Company;

(d)           a party means a party to this agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking which includes this agreement and, in the case of an individual, to his or her estate and personal representatives;

(e)           a person includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking or organisation (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(f)            a statute or statutory instrument or accounting standard or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been or may from time to time hereafter be amended or re-enacted, save to the extent that any such amendment, re-enactment or replacement which takes effect after the date of this agreement would impose any new or extended obligation or liability on, or otherwise adversely affect the rights of, any party;

(g)           “recitals”, “clauses”, “paragraphs” or “schedules” are to recitals, clauses and paragraphs of and schedules to this agreement. The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the recitals and the schedules;

(h)           writing shall include typewriting, printing, lithography, photography and other modes of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form;

(i)            words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; and

(j)            the time of day is reference to time in London, England.

1.3           The index to and the headings in this agreement are for information only and are to be ignored in construing the same.

1.4           Any term, condition or provision of this agreement which is expressed to bind more than one person shall, unless expressly stated to the contrary, bind them jointly and each of them severally.

1.5           All commissions, fees and expenses payable under or in connection with this agreement are stated exclusive of VAT (if any).

1.6           In this agreement, the terms “material”, “materiality” and “materially” mean material to Seymour Pierce and RBC in the context of the Placing or Admission.

2.            CONDITIONS

2.1           The obligations of Seymour Pierce and RBC under this agreement shall be conditional on:

(a)          the Company or the Selling Shareholders, as applicable, delivering to Seymour Pierce and RBC each of the documents specified in Schedule 3 (except as may otherwise be agreed in writing by Seymour Pierce and RBC) by 5.00 pm on the day following the date of this agreement (or such later time and/or date as Seymour Pierce and RBC may in writing agree in relation to any particular document and provided that, where original documents are required to be delivered, the Company or the Selling Shareholders, as applicable, shall provide copies of such documents by 5.00 pm on the day following the date of this agreement and the originals of such documents as soon as reasonably practicable thereafter);

(b)         the Company providing Seymour Pierce with such information and documents to enable Seymour Pierce to deliver an electronic version of the Admission Document and a completed application form (in the form specified by the AIM Rules) to the London Stock Exchange, together with the applicable fees as required by rule 5 of the AIM Rules For Companies;

(c)          the passing of the Board Resolutions on or before 5.00 pm on the date of this agreement (or such later time and/or date as Seymour Pierce and RBC may in writing agree);

(d)         any Supplementary Admission Document which may be required pursuant to clause 5 having been approved by Seymour Pierce and RBC and published before Admission;

(e)          the release of the Press Announcement through the Regulatory News Service by not later than 8.00 a.m. on 17 July 2008;

(f)          the delivery to Seymour Pierce and RBC by the Company immediately prior to Admission of a duly executed certificate in the same terms as the Warranties Certificate;

(g)         each of the Company and the Directors having complied with their respective obligations under this agreement to the extent that those obligations are required to be performed prior to Admission;

(h)         this agreement not having been terminated prior to Admission pursuant to clause 11;

(i)           Seymour Pierce, RBC or the Company having received from Placees duly executed Placing Letters for Placing Shares with an aggregate Placing Price of not less than $60 million; and

(j)           Admission occurring by not later than 8.00 am on 17 July 2008 (or such later time and/or date as the Company, Seymour Pierce and RBC may in writing agree, being no later than 8.00 a.m. on 31 July 2008).

2.2           Each of the Company, the Selling Shareholders (only to the extent such provisions are expressly applicable to the Selling Shareholders) and the Directors undertake to use all reasonable endeavours to procure the fulfilment of the conditions set out in clause 2.1 (other than the condition set out in clause 2.1(i)) by the times and dates stated in clause 2.1 and in particular, but without limitation, undertake to provide all information and documents, pay all fees, give all necessary undertakings and execute and do all matters, acts, deeds, documents and things in each case as may be reasonably required to enable Admission to take place and in connection with the Placing including in particular complying with the relevant provisions of the Act, FSMA and the AIM Rules.

2.3           If any of the conditions set out in clause 2.1 is not fulfilled (or, other than the condition in clause 2.1(i), where permitted, waived by Seymour Pierce, RBC and the Company or, in the case of the condition in clause 2.1(i), waived by the Company) by the specified time and/or date (or such later time and/or date as Seymour Pierce, RBC and the Company may agree or, in the case of the condition in clause 2.1(i), the Company may determine in accordance with clause 2.4 (but no later than 8.00 a.m. on 31 July 2008)) this agreement shall, subject to clause 2.4, terminate and no party to this agreement shall have any claim against any other party to this agreement for costs, damages, compensation or otherwise (except as regards any breach of any provision of this agreement which accrued prior to its termination and except as regards the fees, commissions and expenses set out in, and subject to, clause 9) save to the extent that clause 11.5 provides otherwise.

2.4           Seymour Pierce and RBC shall be entitled in their absolute discretion (and on such terms, conditions and provisions as they shall in their absolute discretion, after consultation with the Company, if practicable, think fit) to waive fulfilment of all or any of the conditions set out in-clause 2.1 (other than those contained in clauses 2.1(d), 2.1(i) and 2.1(j) above, which shall require the prior written consent of the Company) or, with the prior agreement of the Company, to extend the time and/or date provided for performance of any of the conditions (provided to no later than 8.00 am on 31 July 2008). The Company shall be entitled in its absolute discretion to waive fulfilment of the condition set out in clause 2.1(i).

3.             APPLICATION FOR ADMISSION

3.1           The Company and the Directors will use all reasonable endeavours to obtain Admission including,without limitation, paying all fees and executing and delivering all such documents and doing or procuring the doing of all acts and things as shall be necessary in connection with such application and, insofar as within its power, generally to do and procure to be done all such things as may properly be required by the London Stock Exchange and/or Seymour Pierce for the purposes of or in connection with Admission so as to enable Admission to take place by 8.00 a.m. on 17 July 2008.

3.2           Seymour Pierce is hereby given all such authorities and powers by the Company and the Directors as are reasonably required for the purposes of obtaining Admission and Seymour Pierce shall, on the terms and subject to the conditions in this agreement, provide all reasonable assistance towards obtaining Admission, including (without limitation) the submission, on behalf of the Company and at the Company’s expense, of the AIM Application.

3.3           The Company and the Directors shall procure that copies of the Admission Document are published by or on behalf of the Company in accordance with Rule 3 of the AIM Rules For Companies.

3.4           The Directors confirm to Seymour Pierce and RBC that they have had explained to them by the Company’s Solicitors and Nominated Adviser and that they understand the nature of their responsibilities and obligations under the AIM Rules For Companies as directors of a company with a class of securities admitted for trading on AIM and their responsibilities and obligations under, FSMA and their fiduciary duties as directors.

3.5           The Company and the Directors confirm to Seymour Pierce and RBC, after having made due and careful enquiry, that the Directors have established procedures which provide a reasonable basis for them to make proper judgments as to the financial position and prospects of the Company and that such procedures are accurately described in the Long Form Report in respect of the Company.

3.6           Subject to Admission, the Company shall procure, against production to the Registrars of a list containing the names of each of the Placees, and subject to Seymour Pierce and RBC complying with their obligations under Clause 4.4, that prompt registration of those persons, as holders of the Placing Shares or purchasers of the Sale Shares, as the case may be, will be effected in accordance with the constitutional documents of the Company from time to time in force.

3.7           The Company shall, in accordance with the Admission Document, issue fully paid share certificates in respect of the Placing Shares in favour of the persons entitled thereto and the Company shall procure that such share certificates will bear a legend indicating that due to restrictions on transfer under the securities laws of the United States, the Placing Shares must be held in certificated form for a period of at least 12 months following the Placing, that the Placing Shares will not be eligible for settlement through CREST during that time and that they have not been and will not be registered in the United States.

3.8           Seymour Pierce and RBC shall procure that a director of Seymour Pierce and/or RBC will, provided that the relevant Selling Shareholder has not already done so, as agent and attorney for each of the Selling Shareholders (appointed under the respective Selling Shareholders’ Power of Attorney), execute instruments of transfer in respect of the Sale Shares in favour of such persons (if any) in accordance with such powers of attorney and this agreement as Seymour Pierce and/or RBC may nominate or as Seymour Pierce and/or RBC shall direct, provided that such instruments of transfer shall be executed outside, and not brought into, the United Kingdom.

3.9           Subject to production to the Company or the Registrars of the instruments of transfer referred to in clause 3.8 (duly stamped if required) and the relevant share certificates the Company will procure the delivery to Seymour Pierce and RBC of share certificates in respect of the Sale Shares to those persons to whom Sale Shares have been transferred pursuant to clause 3.8 and in each case the Company will procure that the Registrars will enter the relevant persons on the register of members of the Company in respect of those shares.

4.           THE PLACING

4.1           The Company and each of the Selling Shareholders authorises and instructs each of Seymour Pierce and RBC to procure subscribers at the Placing Price for the Placing Shares and purchasers at the Placing Price for the Sale Shares on the terms of this agreement, the Admission Document and the Placing Letters and for such purpose:

(a)           irrevocably appoints each of Seymour Pierce and RBC as its agents for the purposes of the Placing and confirms its authority to each of Seymour Pierce and RBC or their agents to seek commitments to subscribe for the Placing Shares and to purchase the Sale Shares at the Placing Price from Placees by the distribution of Placing Letters and copies or proofs (including the Placing Proof) of the Admission Document;

(b)           confirms that the above appointment confers on each of Seymour Pierce and RBC and their agents all powers, authorities and discretions (including, without limitation, the power to appoint sub-agents or to delegate the exercise of any of its powers, authorities or discretions to such person or persons as Seymour Pierce and/or RBC may think fit) which are within their powers and are necessary for, or incidental to (in Seymour Pierce’s and/or RBC’s reasonable opinion), the implementation of the Placing and Admission; and

(c)           agrees to ratify, confirm and approve all documents, acts and things which Seymour Pierce, RBC and their agents shall lawfully do or have done in the exercise of or in contemplation of such appointment, powers, authorities and discretions,

4.2           The Company and each of the Directors shall give all such assistance and provide all such information as Seymour Pierce and/or RBC may reasonably require for the making and implementation of the Placing and will do (or procure to be done insofar as it or he is able) all such acts and things and execute (or procure to be executed insofar as it or he is able) all such documents as may be necessary or desirable to be done or executed by it or on its behalf by its officers or employees or by him in connection with the Placing including, in particular, fully complying with all the relevant provisions of the AIM Rules, the Prospectus Rules and FSMA.

4.3           Pursuant to but without limiting the authority in clause 4.1, subject to fulfilment of the conditions in clause 2.1 and the Company, the Selling Shareholders and the Directors performing their respective obligations under clause 4.1, Seymour Pierce and RBC agree as agents of the Company and the Selling Shareholders and in reliance on the Warranties, to use reasonable endeavours to procure persons to subscribe for the Subscription Shares and to purchase the Sale Shares in each case at the Placing Price and otherwise upon the terms of the Admission Document and the Placing Letters.

4.4           Seymour Pierce and RBC shall determine in their absolute discretion:

(a)           the last time at which Placing Shares may be offered and acceptances may be made amongst those who have applied for the Placing Shares under the Placing;

(b)           the validity or otherwise of acceptances received for Placing Shares under the Placing; and

(c)           the basis of allocation of Placing Shares under the Placing (provided that, in the event of any disagreement as to allocation between Seymour Pierce and RBC, they shall promptly refer the matter to Mr. J. Lendrum (or, in the event of his unavailability, Mr. J.P. Bryan) for his determination, which shall be final and binding on the parties), and shall supply to the Registrars a schedule of persons subscribing for Subscription Shares and the number of Subscription Shares for which they are subscribing and of persons acquiring Sale Shares, the persons they are acquiring them from and the number of Sale Shares being acquired.

4.5           The Company shall procure that the Board shall, prior to the delivery and execution of this agreement but prior to and conditionally on Admission, allot the Subscription Shares (credited as fully paid up) on the terms that such Subscription Shares shall rank pari passu in all respects with all other Common Shares, including the right to receive all dividends and other distributions declared, made or paid after the date of this agreement. The Subscription Shares shall be issued, and the Sale Shares sold, at the Placing Price free from all Encumbrances and, subject to the Bylaws of the Company, and subject to the provisions of this agreement, to such persons and in such denominations as may be notified to it by Seymour Pierce and RBC.

4.6           The subscription price for each of the Subscription Shares and the sale price for the Sale Shares shall be the Placing Price. Subject to clause 4.1, Seymour Pierce and RBC shall procure that the proceeds of the Placing are paid in cleared funds (less the deductions made pursuant to clause 9 in respect of fees, commissions and costs payable by the Company together with any amount equal to VAT payable on those amounts and less any stamp duty or stamp duty reserve tax payable on the transfer of the Sale Shares) as soon as practicable following Admission but in any event by the later of 5.00 pm on the fifth business day following Admission or the date upon which Seymour Pierce and/or RBC receive cleared funds from Placees in respect of Placing proceeds, by telegraphic transfer of an amount equal to the aggregate value at the Placing Price of the Placing Shares to the Company’s account as follows:

Pay To:                  Barclays Bank plc

Sort Code: SC 203253

SWIFT CODE: BARCGB22

Account of:           Amegy Bank National Association

Houston, Texas U.S.A.

SWIFT Code: SWBKUS44

IBAN: GB64BARC20325350030414

Reference:             Resaca Exploitation

Account No.: 0051895680

Contact No.: 93240

4.7           Upon receipt of the Placing proceeds (and following deduction of the amounts payable by the Company pursuant to clause 9), the Company shall pay to each Selling Shareholder an amount equal to the number of Sale Shares held by such Selling Shareholder, multiplied by the Placing Price, which amounts shall not be reduced by any amounts for which the Company is responsible under clause 9, and the Company shall then retain the balance for its own account.

4.8           The Subscription Shares shall be subscribed and the Sale Shares sold free from all Encumbrances and with all rights attaching or accruing to them on or after the date of this agreement.

4.9           If Admission does not become effective by 17 July 2008, or such later time and/or date as the Company, Seymour Pierce and RBC may agree (being not later than 8.00 a.m. on 31 July 2008), monies received from Placees will be returned without interest by Seymour Pierce and RBC, at the Placees’ risk, to Placees through the post. Any interest accrued on such monies (net of account charges) will be applied by Seymour Pierce and RBC towards their fees and expenses payable pursuant to clause 9.

4.10         The Company and the Directors acknowledge that Seymour Pierce and RBC may, in their absolute discretion, require verification of the identity of any Placee.

4.11         Seymour Pierce and RBC shall be under no obligation or liability under this agreement should the cheque or other remittance accompanying any application under any Placing Letters not be duly met or paid by the time of Admission or should Seymour Pierce or RBC or the Registrars fail to receive evidence satisfactory to them of the person lodging the relevant Placing Letters in order to ensure compliance with the Money Laundering Regulations 2003 and 2007, the Terrorism Act 2000, the Serious Organised Crime and Police Act 2005, the Anti-Terrorism Crime and Security Act 2001 and the Proceeds of Crime Act 2002.

4.12         For the avoidance of doubt, Seymour Pierce and RBC are acting for the Company and the Selling Shareholders in relation to the Placing and Admission and shall not be responsible to anyone other than the Company and the Selling Shareholders, for providing the protections afforded to customers of Seymour Pierce and RBC or for providing advice in relation to the Placing or Admission.

4.13         Each of the Directors will do all acts and things and execute all documents necessary on his part for the purpose of giving effect to the Placing, including, in particular, complying with relevant provisions of the

AIM Rules and FSMA and in particular (but without limitation) shall procure that a meeting of the Board is held at which the issue of the Subscription Shares, and the sale of the Sale Shares is approved.

4.14         Each of the Selling Shareholders undertakes to sell the Sale Shares free from Encumbrances to such Placees as Seymour Pierce and RBC may procure and to provide Seymour Pierce and RBC with such documents as Seymour Pierce and RBC may reasonably require to effect such sales.

4.15         The Placing Shares and the Sale Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Company accordingly confirms that it has not offered and will not offer any Placing Shares for subscription or sale within the United States except pursuant to an applicable exemption under the Securities Act.

4.16         The Company confirms to Seymour Pierce and RBC that it has not:

(a)           offered any Placing Shares for subscription or sale or issued any invitation to subscribe for or purchase any Placing Shares and will not offer any Placing Shares or purchase for subscription or sale or issue any invitation to subscribe for subscription or any Placing Shares; or

(b)           distributed, and will not distribute any offering circular, admission document, advertisements, or other offering material in relation to the Placing Shares;

in each case whether directly or indirectly in a Relevant Territory or to any person whom it knows to be a resident of a Relevant Territory (including corporations and other entities organised under the laws of any Relevant Territory but not including a permanent establishment of any such corporation or entity located outside any Relevant Territory other than in another Relevant Territory) otherwise than pursuant to any exemption or safe-harbour provided under the securities laws of the Relevant Territory.

4.17         Seymour Pierce and RBC each undertake to the Company that:

(a)           they shall not engage in any direct or indirect selling efforts with respect to the Placing Shares in any Relevant Territory or any jurisdiction other than the United Kingdom, Switzerland, the United States and Canada unless they have received prior written consent to do so from the Company;

(b)           they will not, directly or indirectly, offer for subscription or sale or solicit applications for any of the Placing Shares, nor will they distribute or publish any documents in relation to the Placing, in any country or jurisdiction except one in which such distribution or publication is in compliance with any applicable laws or regulations and, where it is in doubt, Seymour Pierce and RBC shall only proceed where it has received the prior consent of the Company (after obtaining the appropriate legal advice);

(c)           they will not directly or indirectly offer for subscription or sale or solicit applications for any of the Placing Shares, nor will they distribute any documents in relation to the Placing to any persons if by doing so it would cause the Placing to be regarded as an offer to the public and/or which would require the Company to issue a prospectus with regard to the same and/or which cause the Placing Documents to be sent to a person who does not fall within an exemption in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 from the prohibition contained in section 21 of FSMA; and

(d)           they will ensure that each person acting on behalf of Seymour Pierce and RBC and the Indemnified Persons complies with this clause 4.17.

4.18         The Company hereby confirms to Seymour Pierce and RBC that it has appointed (and such appointment has been accepted) the Registrars to act as registrars and receiving agents for the issue of the Subscription Shares and the transfer of the Sale Shares upon and subject to the terms of the Registrars Agreement. The Company undertakes to Seymour Pierce and RBC that it will provide the Registrars with all authorisations and information which it is able to provide so as to enable the Registrars to perform their duties in accordance with the terms of the Registrars Agreement and will authorise the Registrars to act in accordance with the terms of the Registrars Agreement, the Admission Document and this Agreement. Subject to Admission, the Company shall procure that the Registrars issue to Placees definitive share certificates by not later than the date specified therefor in the timetable set out in the Admission Document.

4.19         The Placing is not underwritten and to the extent that Placees are not obtained for all of the Placing Shares Seymour Pierce and RBC shall not be liable to subscribe for or purchase any Placing Shares for which Placees were not obtained.

4.20         Each of the Warrantors undertakes and covenants to Seymour Pierce and RBC that he has not given and will not give any information, and has not made and wilt not make any representation, warranty or statement, to potential Placees in connection with the Placing which is not included in the Admission Document.

5.             SUPPLEMENTARY ADMISSION DOCUMENT

5.1           If before Admission, it shall come to the attention of the Company or any of the Directors that:

(a)           there is, or, in their reasonable opinion, is likely to be, a “significant change” affecting any matter; or

(b)           there arises a “significant new factor”; or

(c)           there is a “material mistake or inaccuracy” in the Admission Document,

(as each of those expressions are defined in FSMA) or either the Company or any of the Directors becomes aware of any other matter requiring the publication of a Supplementary Admission Document if the Admission Document was an approved prospectus within the meaning of s.85(7) of FSMA pursuant to S.87G FSMA, then:

(a)           such change or factor or mistake or inaccuracy shall be dealt with in accordance with the Act, the AIM Rules and FSMA and the Company or that Director shall immediately notify Seymour Pierce and RBC of that change, factor or mistake or inaccuracy (with full details); and

(b)           without limitation to the rights of Seymour Pierce and RBC to terminate the Agreement under clause 11.1, as soon as practicable thereafter the Company will:

(i)            immediately prepare in conjunction with Seymour Pierce and RBC a Supplementary Admission Document containing particulars of the change or new factor or, in the case of any mistake or inaccuracy, correcting it and following receipt of the same the Company, Seymour Pierce and RBC shall consult regarding the form and contents of such Supplementary Admission Document and the Company shall not publish the same unless and until it is first approved by Seymour Pierce and RBC (such approval not to be unreasonably withheld or delayed); and

(ii)           procure that a copy of the Supplementary Admission Document is distributed to each Placee as soon as practicable.

5.2           If a Supplementary Admission Document is published pursuant to clause 5.1, references in this agreement to the Admission Document or to the Placing Letters shall be deemed to include the Supplementary Admission Document and the Warranties referred to in clause 6 and set out in Schedule 4 shall be deemed to have been made and given in relation to the Admission Document as updated by the Supplementary Admission Document without prejudice to the Warranties given at the date of this agreement in relation to the Admission Document (as originally published on such date or such later date as the Company, Seymour Pierce and RBC may have agreed under clause 2).

6.             WARRANTIES

6.1           As an inducement to Seymour Pierce and RBC to enter into this agreement and to carry out the Placing:

(a)           the Limited Warrantors jointly and severally represent, warrant and undertake to each of Seymour Pierce and RBC that each of the Warranties in paragraphs 1 and 2 of Part A of Schedule 4;

(b)           the Full Warrantors jointly and severally represent, warrant and undertake to each of Seymour Pierce and RBC that each of the Warranties in Part A of Schedule 4; and

(c)           each Selling Shareholder for itself only and severally but not jointly represent, warrant and undertake to each of Seymour Pierce and RBC that each of the Warranties in Part B of Schedule 4 (only as to such Selling Shareholder and not as to any other Selling Shareholder or the Company), are, in each case, true and accurate in all respects and not misleading in any respect and references to the “Warrantors” shall be construed accordingly.

6.2           Each of the Warrantors acknowledges that each of Seymour Pierce and RBC is entering into this agreement in reliance on each of the Warranties as given pursuant to Clause 6.1.

6.3           The Warranties given or referred to in this clause 6 are given as at the date of this agreement and shall be deemed to be repeated on Admission and shall remain in full force and effect notwithstanding the completion of the subscription for the Placing Shares and the acquisition of the Sale Shares, Admission or completion of all other matters and arrangements referred to in or contemplated by this agreement.

6.4           Each of the Warrantors undertakes, in so far as he is able, and in respect only of the Warranties given by such Warrantor, to use all reasonable endeavours not to cause and not to permit any Specified Event in relation to such Warranties to occur before the earlier of Admission and the termination of this agreement.

6.5           Each of the Warrantors undertakes that he shall notify each of Seymour Pierce and RBC promptly if, at any time prior to Admission, he becomes aware that any of the Warranties is or has become untrue or inaccurate or misleading in any respect, or would have been untrue or inaccurate or misleading in any respect by reference to the facts and circumstances then existing.

6.6           Without prejudice to the terms, conditions or provisions of clause 5, if, at any time before Admission becomes effective, Seymour Pierce or RBC receives notice pursuant to clause 6.5 or otherwise becomes aware of any of the Warranties being untrue, inaccurate or misleading in any respect or of any circumstances which would or is likely, in the reasonable opinion of Seymour Pierce and/or RBC, to cause any of the Warranties to become untrue, inaccurate or misleading in any respect by reference to the facts then existing, Seymour Pierce and/or RBC may (without prejudice to their right to terminate this agreement pursuant to clause 11) require the Company, at its own expense, to make, or cause to be made, an announcement and/or despatch a communication to potential subscribers for Placing Shares or purchasers of Sale Shares, which announcement or communication shall be approved by Seymour Pierce and RBC.

6.7           In this clause 6 and in Schedule 4 reference to the knowledge, information, belief or awareness of the Company, any Director or any Selling Shareholder shall, unless the context otherwise requires, be deemed to include any knowledge, information, belief or awareness which such person would have if he had made due and careful enquiries of the facts and circumstances surrounding the relevant subject matter.

6.8           Each of the Warranties shall be construed independently and (except where this agreement provides otherwise) shall not be limited or restricted shall not be limited by reference to or inference from the provisions of any other of the Warranties or any other provision of this agreement.

6.9           The Company shall comply in all respects with its respective obligations under the terms, conditions and provisions of Schedule 7.

6.10         The provisions of Schedule 5 shall apply in relation to the liability of the Directors under this agreement, and of each of the Warrantors under the Warranties.

6.11         If Seymour Pierce or RBC becomes aware of any Claim:

(a)           they shall promptly notify the Warrantor or Warrantors potentially liable under the Claim of such Claim and shall thereafter (subject to being indemnified by the relevant Warrantors to their reasonable satisfaction against all losses they may suffer or incur as a result of so doing), subject to the requirements (if any) of their insurers, consult with the relevant Warrantors regarding the conduct of the Claim, provide the relevant Warrantors with such information and copies of such documents relating to the Claim as such Warrantors may reasonably request and take into account any reasonable requests of the relevant Warrantors in connection with conduct but shall not be under any obligation to provide such Warrantors with a copy of any document which is, or in the reasonable opinion of Seymour Pierce or RBC is, likely to be privileged in the context of the Claim or to the extent that it is subject to a bona fide duty of confidentiality or it would materially prejudice any insurance cover to which Seymour Pierce or RBC may from time to time be entitled; and

(b)           they agree that they will not without the prior written consent of the relevant Warrantors (not to be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgement with respect to any pending or threatened claim save where:

(i)            such settlement, compromise or consent includes an unconditional release of the Company from all liability arising out of such Claim; or

(ii)           the defence of the Claim recommended by the relevant Warrantors under clause 6.12(a) above would, on the balance of probabilities, have no reasonable prospect of success; or

(iii)          Seymour Pierce and/or RBC, acting in good faith, reasonably determines that such claim will, or is likely to, cause reputational damage to Seymour Pierce and/or RBC.

7.             INDEMNITY

7.1           The Company, the Directors and the Selling Shareholders shall not make any Claim, the Company and the Directors shall not permit any other person to make any Claim and each of the Selling Shareholders shall not permit any other person to make a claim on its behalf against any of the Indemnified Persons to recover any loss, liability, demand, claim, cost, charge, expenses (together “Losses” and each a “Loss”) or damage suffered or incurred by the Company, the Directors and the Selling Shareholders and/or any of their Associates or any other person by reason of or arising out of the performance by any Indemnified Person of its obligations or services under this agreement unless the same shall arise from the negligence, wilful default or fraud of any Indemnified Person which is Finally Determined, from a material breach of the terms of this agreement by Seymour Pierce or RBC or from a contravention by an Indemnified Person of the Prospectus Rules, the AIM Rules, FSMA or any applicable law or regulation and, subject to clause 7.7, any liability of an Indemnified Person is hereby limited accordingly.

7.2           Any liability which any Indemnified Person may have to the Company, the Directors or the Selling Shareholders (but for this clause 7.2) for any Loss suffered in connection with the provision of services by such Indemnified Person under this agreement shall be reduced if such Loss would be recoverable by the Company, the Directors or the Selling Shareholders (as applicable) from another party but for an agreement which the Company, the Directors or the Selling Shareholders had made or may make with that party which limits its liability to the Company, the Directors or the Selling Shareholders, provided that such reduction shall be limited to the extent that such agreement has the effect of reducing the ability of the Indemnified Person to recover under rights of contribution against that party which it would have had if such agreement had not been entered into. If any Indemnified Person has paid to the Company, the Directors or the Selling Shareholders an amount for which it is not liable in accordance with this clause 7, such amount shall be repaid to the Indemnified Person by the Company, the Directors or the Selling Shareholders (as applicable).

7.3           Subject to clause 7.4 and 7.7, the Company undertakes with each of Seymour Pierce and RBC (for themselves and as trustee for each of the Indemnified Persons) promptly, fully and effectively to indemnify, keep indemnified and hold harmless each of the Indemnified Persons against all Losses, Claims and any other liability of whatsoever nature which any of the Indemnified Persons may suffer or incur or which may be brought or threatened against any of the Indemnified Persons by reason of or arising directly or indirectly out of or attributable to or in connection with:

(a)           any failure by the Company or the Directors or their agents, employees or professional advisers to comply with FSMA, the Prospectus Rules, the AIM Rules or any other requirement of statute or statutory regulation in relation to Admission or the Placing;

(b)           the Placing Documents not containing, or being alleged not to contain, all information required to be stated in them FSMA, the Prospectus Rules, the AIM Rules or any statement therein being, or being alleged to be, or untrue, inaccurate, incomplete or misleading or not based on reasonable grounds;

(c)           any misrepresentation or alleged misrepresentation (by whomsoever made) contained in the Placing Documents or any other document issued in connection with the Placing;

(d)           the carrying out or performance by Seymour Pierce, RBC or an Indemnified Person of its duties, obligations and services under or in connection with this agreement and otherwise in connection with the Placing or Admission or the publication of the Admission Document, the Placing Documents or any other document issued in connection with the Placing;

(e)                                  any breach or alleged breach of the laws or regulations of any country resulting from the Placing or the distribution of the Placing Documents in or to such country being a country in which such acts would be illegal (which distribution Seymour Pierce and RBC confirm and undertake to the Company that neither they nor any Indemnified Person shall make or authorise); or

(f)                                    the sale of the Sale Shares,

including, without prejudice to the generality of the above, all Losses which any Indemnified Person may suffer or incur in investigating or disputing any Claim and the costs and expenses incurred by any Indemnified Person in enforcing their rights under this clause 7.

7.4                                 The indemnities contained in clause 7.3 shall have effect so far as they are not prohibited under the AIM Rules or any other applicable law, and shall not extend to any Claims or Losses to the extent that the same are Finally Determined to arise from the fraud, negligence or wilful default of any Indemnified Person (whether under this agreement or otherwise) or any material breach by any Indemnified Person of, or failure in a material respect by any Indemnified Person to comply with, the requirements of this agreement (in the case of Seymour Pierce and RBC only) or (in the case of any Indemnified Person) FSMA, the FSA Rules, the Prospectus Rules, the AIM Rules or any provision of applicable law or regulation.

7.5                                 The indemnities contained in clause 7.3 shall be in addition to any rights that any of the Indemnified Persons may have in common law or otherwise and the provisions of this clause 7 shall remain in full force and effect notwithstanding Admission or completion of the other matters and arrangements referred to in or contemplated by this agreement.

7.6                                 The benefit of the indemnities contained in this clause 7 are held by Seymour Pierce and RBC on trust for the Indemnified Persons on the following basis:

(a)                                  Seymour Pierce and RBC may in their sole discretion decide whether or not they enforce a right of an Indemnified Person under the trust (and only they may decide the terms and conditions of that enforcement) and investigate a matter, or give information to the relevant Indemnified Person in connection with the trust; and

(b)                                 notwithstanding the trust, Seymour Pierce and RBC may enter into an agreement, arrangement or transaction with the Company (or any other party) without regard to the interests of the relevant Indemnified Person and Seymour Pierce and RBC will not be liable to account to the relevant Indemnified Person or any benefit realised by that agreement, arrangement, transaction or dealing.

7.7                                 Nothing in this agreement shall operate to limit or exclude any liability for or create an obligation to indemnify in respect of any matter attributable to fraud, breach of any applicable laws (including FSMA) relating to, or the rules or regulations of, or made under or pursuant to, the regulatory system as defined in the FSA Rules or in circumstances where the rules of the FSA or FSMA prohibit receipt by such person of an indemnity.

7.8                                 Seymour Pierce and RBC shall, on becoming aware of any action or claim or other matter in respect of which indemnity may be sought by any Indemnified Persons pursuant to clause 7.3, give notice and reasonable details thereof to the Company as soon as reasonably practicable thereafter and thereafter keep the Company informed of all material matters relating thereto.

7.9                                 If Seymour Pierce, RBC or any other Indemnified Person recovers from some other person any sum which compensates it for any loss in respect of any matter giving rise to a Claim or any other claim under this agreement, then either:

(a)                                  the amount payable by the Company or any other Warrantor in respect of that Claim or claim shall be reduced by an amount equal to the sum so recovered; or

(b)                                 if an amount shall already have been paid by the Company or any other Warrantor in respect of that Claim or claim, there shall be repaid to the Company or any other Warrantor an amount equal to the amount so recovered or (if less) the amount of such payment.

7.10                           If Seymour Pierce or RBC become aware of any claim made or threatened against it within the scope of the indemnity set out in this Clause 7, as applicable, it shall promptly notify the Company thereof and shall thereafter (subject to the Indemnified Person being indemnified and secured to their reasonable satisfaction by the Company against all costs, charges, damages and expenses the Indemnified Person may suffer or incur as the result of so doing), subject to the requirements (if any) of the Indemnified Person’s insurers, consult with the Company regarding the Indemnified Person’s conduct of the claim and shall provide the Company with such information and copies of such documents relating to the claim as the Company may reasonably require provided that the Indemnified Person shall not be under any obligation to take into account any requirements of the Company with a copy of any document which is, or in the reasonable opinion of the Indemnified Person’s advisers, is likely to be privileged in the context of the claim.

8.                                       SUPPLEMENTARY PROVISIONS - WARRANTIES AND INDEMNITIES

8.1                                 Each of the Warranties and each of the representations, warranties, undertakings and indemnities set out or referred to in clause 7 shall remain in full force and effect notwithstanding the completion of the subscription for the Subscription Shares, the transfer of the Sale Shares, Admission or completion of all other matters and arrangements referred to in or contemplated by this agreement and shall be in addition to, and shall not be construed to limit, affect, or prejudice any other right or remedy in common law or otherwise available to Seymour Pierce, RBC, any Indemnified Person or any Placee.

8.2                                 Seymour Pierce, RBC or any Indemnified Person or any Placee shall not be entitled to recover under any provision of this agreement damages, reimbursement, compensation, restitution and/or indemnity payments in respect of any loss or liabilities more than once in respect of the same loss or liability.

8.3                                 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which Seymour Pierce and/or RBC may agree to or effect as regards one of the Warrantors in connection with this agreement and/or any agreement or document entered into pursuant to this agreement and, in particular (but without limitation), the representations, warranties, undertakings and the indemnities set out or referred to in this agreement shall not limit, prejudice or affect its rights, powers or remedies as regards any other person.

8.4                                 For the avoidance of doubt, the indemnities contained in clause 7 are in addition to and not in substitution for any and all indemnities to which the Indemnified Persons are entitled at law as agents of the Company or which are contained in the Seymour Pierce Engagement Letter, the RBC Engagement Letter or the Nomad and Joint Broker Agreement.

8.5                                 Nothing in this agreement, the Seymour Pierce Engagement Letter, the RBC Engagement Letter or the Nomad and Joint Broker Agreement shall operate to limit or exclude any liability for or create an obligation to indemnify in respect of any matter attributable to either fraud or breach of any applicable laws (including FSMA) relating to, or the rules or regulations of, or made under or pursuant to, the regulatory system as defined in the FSA Rules or in circumstances where the rules of the FSA or FSMA prohibit receipt by such person of an indemnity.

9.                                       FEES, COMMISSIONS AND EXPENSES

9.1                                 In consideration of Seymour Pierce’s services under this agreement, the Company shall upon, and subject to, Admission pay to Seymour Pierce:

(a)                                  a corporate finance fee of $500,000 (less any amounts already paid by the Company to Seymour Pierce in fees under the Seymour Pierce Engagement Letter) (the “Corporate Finance Fee”) for its corporate finance advice in connection with Admission and the Placing, billable upon Admission and, subject to clause 9.4, payable out of the gross proceeds of the Placing within 5 Business Days of Admission;

(b)                                 a broking commission of 2 per cent on the aggregate subscription price of the Subscription Shares (at the Placing Price) and the aggregate sale price of the Sale Shares (at the Placing Price) that it and RBC procure Placees for billable upon Admission and, subject to clause 9.4, payable out of the gross proceeds of the Placing within 5 Business Days of Admission;

(c)                                  a sum equal to the amount of stamp duty and/or stamp duty reserve tax and/or any other tax payable by the Placees which have purchased Sale Shares; and

(d)                                 any applicable VAT arising in respect of any supply made by Seymour Pierce to the Company or the Selling Shareholders pursuant to this agreement,

provided that no part of the Corporate Finance Fee shall be payable in the event that either the Company or Seymour Pierce determines not to proceed with the Placing as a result of:

(i)                                     Seymour Pierce terminating this agreement; or

(ii)                                  Seymour Pierce breaching any of its material obligations under this agreement, or the Seymour Pierce Engagement Letter or the Nomad and Joint Broker Agreement; or

(iii)                               Seymour Pierce and RBC together failing to secure commitments under Placing Letters to raise at least $50 million,

and provided that, in the event that the Company determines not to proceed with the Placing other than as a result of (i), (ii) or (iii) above where Seymour Pierce and RBC together have has secured commitments under Placing Letters to raise at least $50 million but less than $100 million, the Corporate Finance Fee shall be proportionately reduced.

9.2                                 In consideration of RBC’s services under this agreement, the Company shall upon, and subject to, Admission pay to RBC:

(a)                                  a broking fee of £125,000 (less any amounts already paid by the Company to RBC in fees under the RBC Engagement Letter) (the “Broking Fee”) for its advice in connection with Admission and the Placing, billable upon Admission and, subject to clause 9.4, payable out of the gross proceeds of the Placing within 5 Business Days of Admission;

(b)                                 a broking commission of 2 per cent on the aggregate subscription price of the Subscription Shares (at the Placing Price) and the aggregate sale price of the Sale Shares (at the Placing Price) that it and Seymour Pierce procure Placees for, billable upon Admission and payable, subject to clause 9.4, out of the gross proceeds of the Placing within 5 Business Days of Admission;

(c)                                  a sum equal to the amount of stamp duty and/or stamp duty reserve tax and/or any other tax payable by the Placees which have purchased Sale Shares; and

(d)                                 any applicable VAT arising in respect of any supply made by RBC to the Company or the Selling Shareholders pursuant to this agreement,

provided that no part of the Corporate Finance Fee shall be payable in the event that either the Company or RBC determines not to proceed with the Placing as a result of:

(i)                                     RBC terminating this agreement; or

(ii)                                  RBC breaching any of its material obligations under this agreement or the RBC Engagement Letter; or

(iii)                               Seymour Pierce and RBC together failing to secure commitments under Placing Letters to raise at least $50 million,

and provided that, in the event that the Company determines not to proceed with the Placing other than as a result of (i), (ii) or (iii) above where Seymour Pierce and RBC together have secured commitments under Placing Letters to raise at least $50 million but less than $100 million, the Corporate Finance Fee shall be proportionately reduced.

9.3                                 The Company shall also pay all reasonable and proper costs, charges and expenses of, or incidental to, the Placing, Admission and arrangements referred to or contemplated by this agreement, including (but without limitation) all reasonably and properly incurred fees and expenses payable in connection with the Placing and Admission, expenses of the Registrars, advertising expenses, postage, accountancy and other professional fees and expenses, including the legal expenses of the solicitors to Seymour Pierce and RBC (which have been capped at an aggregate amount of US$200,000 for Hunton & Williams) and all printing costs incurred in connection with the Placing and Admission and any VAT thereon provided that Seymour Pierce or RBC shall have obtained the prior written consent of the Company in provided to any single or related expense in excess of US$5,000.

9.4                                 The Company authorises Seymour Pierce and RBC to retain out of the proceeds of the Placing sufficient monies to settle all commissions, fees, costs, charges and expenses payable by it pursuant to clauses 9.1, 9.2 and 9.3 and all stamp duty or stamp duty reserve tax or other taxes payable by Placees in relation to the transfer of or agreement to transfer any of the Sale Shares and to pay the same on its behalf. In any event, the Company shall, within 5 Business Days of submission of copy invoices, reimburse to Seymour Pierce and RBC the amount of any such costs, charges and expenses as aforesaid which Seymour Pierce and RBC may properly and reasonably have paid but not been reimbursed in respect thereof.

9.5                                 Notwithstanding that Seymour Pierce and RBC are acting as agent for the Company and the Selling Shareholders in connection with the Placing it may retain any commissions, fees or other amounts payable to it as are referred to in this agreement for its own use and benefit.

10.                                          ANNOUNCEMENTS

10.1                           Save as provided in clause 10.2, other than the Placing Documents, the Company, each of the Selling Shareholders and each of the Directors undertakes with Seymour Pierce that no announcement or communication for general public release concerning the Company, which is or may be material in the context of the Placing or Admission, may be made or despatched between the date of this agreement and the date falling six months after the date of Admission (inclusive) without prior consultation, to the extent reasonably practicable, with Seymour Pierce.

10.2                         The provisions of clause 10.1 shall not apply to any public announcement or communication if and to the extent that it is required by applicable law or regulation or by the London Stock Exchange or under the AIM Rules, provided that prior to the making or despatch of any public announcement or communication under this clause 10.2 the Company shall (insofar as reasonably practicable) consult with Seymour Pierce as to the content, timing and manner of making or despatch of the public announcement or communication and the Company shall take into account all reasonable requirements of Seymour Pierce in relation to the public announcement or communication.

10.3                         The Company and the Directors shall use all reasonable endeavours to procure (to the extent that they are reasonably able to) that Associates of the Company observe the restrictions set out in clause 10.1 as if they were parties to this agreement.

11.                                 TERMINATION

11.1                           If before Admission it shall come to the notice of Seymour Pierce or RBC that:

(a)                                  any statement contained in the Placing Documents has become or been discovered to be untrue, incorrect or misleading in any respect which Seymour Pierce and/or RBC considers in its reasonable opinion to be material; or

(b)                                 matters have arisen or have been discovered which would, if the Placing Documents were to be issued at that time, constitute in the reasonable opinion of Seymour Pierce and/or RBC a material omission from them; or

(c)                                  there has been a breach (by any party other than Seymour Pierce or RBC) of any of the Warranties or of any other term, condition or provision of this agreement, the Seymour Pierce Engagement Letter, the RBC Engagement Letter or the Nomad and Joint Broker Agreement which Seymour Pierce and/or RBC considers to be material; or

(d)                                 a Specified Event has occurred; or

(e)                                  there are any facts or circumstances giving rise to the entitlement on the part of Seymour Pierce, RBC or an Indemnified Person to make a claim under any of the indemnities in clause 7 which Seymour Pierce and/or RBC reasonably considers to be material; or

(f)                                    the Company will be required to produce a Supplementary Admission Document pursuant to clause 5.1; or

(g)                                 the Company or any of the Directors shall have failed to comply with their obligations under this agreement, the Seymour Pierce Engagement Letter, the RBC Engagement Letter, the Nomad and Broker Agreement, the Act, FSMA, the Prospectus Rules or the AIM Rules in any respect which Seymour Pierce and/or RBC reasonably considers to be material,

Seymour Pierce or RBC will immediately notify the Company of that fact and clause 11.3 shall then apply.

11.2                           If following the date of this agreement but before Admission:

(a)                                  there shall have been, occurred, happened or come into effect any event or omission which in the reasonable opinion of Seymour Pierce and/or RBC is or will be or may be materially prejudicial to the Company, to Admission or to the Placing; or

(b)                                 there shall have occurred any act of terrorism, outbreak of hostilities, change in national or international financial, monetary, economic, political or market conditions which in the reasonable opinion of Seymour Pierce and/or RBC is or will or may be materially prejudicial to the Company, to Admission or to the Placing, then Seymour Pierce and/or RBC, having first consulted with the Company may give, as soon as practicable, notice of that matter to the Company, in which case clause 11.3 shall apply.

11.3                           Where this clause 11.3 applies, Seymour Pierce and/or RBC may, in their absolute discretion:

(a)                                  allow the Placing to proceed on the basis of the Placing Documents subject, if Seymour Pierce and/or RBC so requires, to the publication of a Supplementary Admission Document and/or to any relevant requirements of the London Stock Exchange, the Prospectus Rules and/or the AIM Rules; or

(b)                                 give notice (which notice may be given orally or in writing and clause 16 shall not apply to any notice given under this clause 11.3) to the Company prior to Admission to terminate this agreement.

11.4                           If any notice is given by Seymour Pierce or RBC to the Company pursuant to clause 11.3(b) Seymour Pierce shall, on behalf of the Company, withdraw any application to the London Stock Exchange for Admission.

11.5                           If this agreement terminates under clause 2.3 or is terminated under clause 11.3(b), no party to this agreement shall have any claim against any other party for costs, damages, compensation or otherwise except that:

(a)                                  termination of this agreement shall be without prejudice to any accrued rights or obligations of any of the parties under this agreement (including any breach of any provision of this agreement which accrued prior to its termination);

(b)                                 the Company shall pay the costs and expenses specified in, and subject to, clause 9;

(c)                                  the provisions of this clause 11 and clauses 1, 2, 6, 7, 8, 9, 12, 13, 14 and 16 to 23 shall remain in full force and effect notwithstanding termination of this agreement.

12.                                 WITHHOLDING AND GROSSING-UP

12.1                           All sums payable to any Indemnified Person under this agreement shall be paid free and clear of all deductions or withholding unless the deduction or withholding is required by law, in which event the relevant person shall pay such additional amount as shall be required to ensure that the net amount received by the Indemnified Person (after taking account of any tax credits or rebates available to such Indemnified Person which result from a payment which includes any additional amount payable pursuant to this clause 12.1) will equal the full amount which would have been received by it had no such deduction or withholding been made.

12.2                           If HM Revenue & Customs or any other taxing authority brings into charge to tax any sum payable to any Indemnified Person by way of reimbursement or indemnity under the terms of this agreement then the amount so payable shall be grossed up by such amount as (after taking account of any tax credits or rebates available to such Indemnified Person as a result of the matter giving rise to the relevant payment) will ensure that after deduction of the tax so chargeable there shall be left a sum equal to the amount that would otherwise be payable under this agreement as a result of such reimbursement or indemnity.

13.                                 TIME OF THE ESSENCE

Save as otherwise expressly provided, time is of the essence to every obligation of this agreement and any agreement amending or substituting its terms.

14.                                 WAIVER

14.1                           A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

14.2                           No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.3                           No breach of any provision of this agreement shall, be waived or discharged except with the express written consent of the parties.

14.4                           The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

15.                                 INVALIDITY AND SEVERABILITY

15.1                           If any provision of this agreement is or becomes (whether or not pursuant to any judgment or otherwise) invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

(a)                                  the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

(b)                                 the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

shall not be affected or impaired in any way thereby.

15.2                           If any provision of this agreement shall be held to be void or illegal, invalid or unenforceable, in whole or in part, for any reason whatsoever, such provision or part shall to that extent be deemed not to form part of this agreement but the legality, validity and enforceability of the remaining provisions of this agreement shall not be affected.

16.                                 NOTICES

16.1                           Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by facsimile or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

In the case of the Company and the Directors to:

Address:                                               1331 Lamar, Suite 1450, Houston, Texas 77010, USA

Fax:                                                                           +1 713 650 1246

Attention:                                         Chief Financial Officer

In the case of Seymour Pierce to:

Address:                                               20 Old Bailey, London EC4M 7EN

Fax:                                                                           +44 207 107 8100

Attention:                                         Jonathan Wright

In the case of RBC to:

Address:                                               71 Queen Victoria Street, London, EC4V 4DE

Fax:                                                                           +44 207 029 7924

Attention:                                         Andrew Smith

In the case of any Selling Shareholder, to such Selling Shareholder at the address set forth below its name in Schedule 2 hereto;

and shall be deemed to have been duly given or made as follows:

(a)                                  if personally delivered, upon delivery at the address of the relevant party;

(b)                                 if sent by first class post, two Business Days after the date of posting;

(c)                                  if sent by air mail, five Business Days after the date of posting; and

(d)                                 if sent by facsimile, when confirmation of its uninterrupted transmission has been recorded by the sender’s fax machine,

provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

16.2                           A party may notify the other party to this agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of clause 16.1 provided that such notification shall only be effective:

(a)                                  on the date specified in the notification as the date on which the change is to take place; or

(b)                                 if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

17.                                 COUNTERPARTS

17.1                           This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties.

17.2                           Delivery of an executed counterpart of a signature page by facsimile transmission shall take effect as delivery of an executed counterpart of this agreement. If such method is adopted, without prejudice to the validity of such agreement, each party shall provide the others with the original of such page as soon as reasonably practicable thereafter.

18.                                 ENTIRE AGREEMENT

18.1                           Each of the parties (on behalf of itself and as agent for each of its Related Persons) acknowledges and agrees with the other parties (each party acting on behalf of itself and as agent for each of its Related Persons) that:

(a)                                  this agreement together with the Seymour Pierce Engagement Letter, the RBC Engagement Letter, the Nomad and Joint Broker Agreement and any other documents referred to in such agreements (together the “Transaction Documents”) constitute the entire and only agreement and understanding between the parties and their Related Persons in connection with Admission, the Placing and the subject matter of the Transaction Documents; and

(b)                                 neither they nor any of their Related Persons have been induced to enter into any Transaction Document in reliance upon, nor have they been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that any of them have been, they (acting on their behalf and as agent for each of their Related Persons) unconditionally and irrevocably waive any claims, rights or remedies which any of them might otherwise have had in relation thereto,

PROVIDED THAT the provisions of this clause 18.1 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons would otherwise have to any other party or, where appropriate, to any other party’s Related Persons or any right which any of them may have to rescind this agreement in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

18.2                         The terms and conditions set out in the Schedules to the Seymour Pierce Engagement Letter and the RBC Engagement Letter shall apply to the appointment of Seymour Pierce and RBC in relation to the Placing and Admission except to the extent expressly provided otherwise in this agreement or to the extent there is any conflict between such terms and conditions and the provisions of this agreement, in which event the provisions of this agreement shall prevail.

18.3                           This agreement may be varied only by a document signed by all of the parties and expressly incorporating the terms of this agreement as varied into that document.

19.                                 CONFIDENTIALITY

19.1                           Seymour Pierce and RBC agree that they shall not and shall procure that the Seymour Pierce Group and RBC Group shall not use any information obtained from the Company for any unlawful purpose and that they shall keep confidential and not to disclose any material non-public information to any person, except that Seymour Pierce and RBC may disclose information:

(a)                                  which becomes publicly available other than by reason of wrongful disclosure by Seymour Pierce Group or RBC Group;

(b)                                 which its legal advisers conclude after consultation, to the extent practicable, with the Company and its legal advisers, is required to be disclosed by law or rule or regulation or pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation or the requirement of any regulatory authority; and

(c)                                  to its employees, agents, legal and other professional advisers and, with the consent of the Company, to any other person that Seymour Pierce and RBC considers necessary or desirable in order to perform any of the services contemplated herein and the Company acknowledges that it will not unreasonably withhold or delay such consent.

20.                                 ASSIGNMENT

20.1                           Subject to clause 20.2, no party to this agreement may assign, transfer or charge all or any of any other party’s obligations nor any of its rights or benefits arising under this agreement without the prior written consent of all the other parties.

20.2                           Seymour Pierce’s and RBC’s rights and obligations under this agreement may be assigned or transferred to any member of the Seymour Pierce Group or RBC Group duly authorised to carry out the services provided by Seymour Pierce or RBC under this agreement so long as Seymour Pierce or RBC gives written notice of such transfer or assignment to the Company. If any such transfer or assignment takes place, and in consideration of Seymour Pierce or RBC procuring an undertaking from such transferee/assignee to be bound by the terms of this agreement, the Company will re-execute this agreement if required to do so by Seymour Pierce or RBC and the Company hereby irrevocably appoints Seymour Pierce or RBC as its agent for such purpose.

21.                                      RIGHTS OF THIRD PARTIES

21.1                           Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under clause 7 provided that an Indemnified Person (other than Seymour Pierce or RBC) must obtain the written consent of Seymour Pierce and RBC before it may bring proceedings to enforce the terms of clause 7 and, save to the extent notified in writing by Seymour Pierce and RBC to the relevant Indemnified Person, Seymour Pierce and RBC (without obligation) shall have the sole conduct of any such action on behalf of the Indemnified Person.

21.2                           Save as provided in clause 21.1, a person who is not a party to this agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.3                           Notwithstanding the provisions of clause 21.1, any rights arising by virtue of the Contracts (Rights of Third Parties) Act 1999 may be rescinded, terminated or varied in any way or at any time by the parties to this agreement without the consent of any Indemnified Person.

22.           MISCELLANEOUS

22.1         Storage of Information

Seymour Pierce and RBC may process, store and retain by computer or otherwise any information (including personal data) obtained about the Company as a consequence of this and any other agreement which the Company, Seymour Pierce and RBC may enter into. Seymour Pierce and RBC may share this information with other divisions or subsidiaries within the Seymour Pierce Group or RBC Group respectively to the extent that it reasonably believes that such dissemination is necessary or suitable in connection with this agreement. All collated information, including databases on which such information is stored, held by Seymour Pierce, other members of the Seymour Pierce Group, RBC and other members of the RBC Group is and shall remain the property of Seymour Pierce and RBC provided that nothing in this clause 22.1 shall derogate from the right of the Company to reasonably seek access to such materials.

22.2         Seymour Pierce and RBC acting for the Company and Selling Shareholders

The parties acknowledge that Seymour Pierce and RBC are acting solely for the Company and the Selling Shareholders and no one else in respect of Admission, the Placing and the matters contemplated under this agreement and accordingly that Seymour Pierce and RBC will not be responsible to anyone other than the Company and the Selling Shareholders for providing the protections afforded to its clients or for providing advice in relation to or in connection with Admission, the Placing and such matters.

22.3         Seymour Pierce and RBC not providing legal advice

The Company and each of the Directors acknowledges that Seymour Pierce and RBC are not responsible for providing any legal advice to the Company, the Selling Shareholders or any of the Directors in respect of any applicable laws and regulations and the Company, the Selling Shareholders and each of the Directors undertakes to obtain appropriate legal advice in respect of these matters.

22.4         Nominated Adviser’s services subject to FSA Rules

The Company acknowledges that all services provided by Seymour Pierce pursuant to this agreement are subject to the FSA Rules. Seymour Pierce is authorised and regulated by the FSA. In providing its services, Seymour Pierce has classified the Company as a “Professional Client” within the meaning of the FSA Rules.

22.5         Damages

The parties agree that damages may not be an adequate remedy for a breach of this agreement. Accordingly, subject to the discretion of the court, each of the parties agrees that the remedies of injunction and specific performance may be appropriate to deal with any actual or potential breach of this agreement (but this does not limit the right of a person to take any other action in respect of an actual or potential breach of this agreement).

22.6         Set off

All sums payable to Seymour Pierce, RBC or any Indemnified Person under the terms of this agreement shall be paid promptly without demand, deduction or set off.

23.           GOVERNING LAW AND JURISDICTION

23.1         This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

23.2         Each of the Company, the Selling Shareholders and the Directors irrevocably agrees for the exclusive benefit of Seymour Pierce and RBC that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes which may arise out of or in connection with this agreement or its formation (respectively, “Proceedings” and “Disputes”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

23.3         Nothing in this clause 23 shall (or shall be construed so as to) limit the rights of Seymour Pierce and RBC to take Proceedings against any of the Company, the Selling Shareholders or the Directors in the courts of any country in which any of the Company or the Directors has assets or in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not), if and to the extent permitted by applicable law.

23.4         Without prejudice to any other permitted mode of service the parties agree that service of any claim form, notice or other document (“Documents”) for the purpose of any Proceedings begun in England shall be duly served upon it if delivered personally or sent by registered post, in the case of:

(a)                                  the Company or the Selling Shareholders or any of the Directors to King & Spalding International LLP (marked for the attention of Jonathan Martin);

(b)                                 Seymour Pierce to 20 Old Bailey, London, EC4M 7EN (marked for the attention of Jonathan Wright); and

(c)                                  RBC to 71 Queen Victoria Street, London, EC4V 4DE (marked for the attention of Andrew Smith),

or such other person and address in England and/or Wales as the Company (on behalf of the Company and the Directors) or the Selling Shareholders shall notify Seymour Pierce and RBC in writing or vice versa from time to time. Nothing contained in this clause 23.4 affects the right to serve Documents in another manner permitted by law.

IN WITNESS whereof this agreement has been executed and delivered as a deed on the date first above written.

SCHEDULE 1

The Directors

Name and address (1)	Residential Address (2)

James Perry Bryan, Jr.	2121 Kirby Drive, #22 South
1331 Lamar	Houston, Texas 77019
Suite 1450
Houston, Texas 77010

John James Lendrum III	534 Ramblewood
1331 Lamar	Houston, Texas 77079
Suite 1450
Houston, Texas 77010

John William Sharp Bentley	Denswood
1331 Lamar	Brightling Road
Suite 1450	Robertsbridge
Houston, Texas 77010	East Sussex
RN32 SE4

Judy Ley Allen	3834 Inwood Drive
1331 Lamar	Houston, Texas 77019
Suite 1450
Houston, Texas 77010

Richard Kelly Plato	4024 Sul Ross Street
1331 Lamar	Houston, Texas 77027
Suite 1450
Houston, Texas 77010

SCHEDULE 2

The Selling Shareholders

Name	Number of Common Shares being sold
NGP Capital Resources Company 1221 McKinney, Suite 2975 Houston, Texas 77010 Attn: R. Kelly Plato	1,554,002

RTR, LLC c/o Reservoir Capital Group 650 Madison Avenue, 24th Floor New York, New York 10022 Attn: Adeel Qalbani/Gregg Zeitlin	777,001

Permian Basin Convert, L.L.C. c/o Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 2100 San Francisco California 94111 Attn: Michael Linn	777,001

D.B. Zwirn Special Opportunities Fund, L.P. c/o D.B. Zwirn Special Opportunities Fund, L.P. 745 Fifth Avenue, 18th Floor New York, New York 10151 Attn: Damon Putman and Todd Dittmann	777,001

SDG Holdings, LLC 1803 E. Pavilion Place Montrose, Colorado 81401 Attn: Douglas H. Kiesewetter	1,165,501

HRB Oil & Gas, Ltd. 6310 Lemmon Ave., Suite 222 Dallas, Texas 75209 Attn: Margaret B. Vonder Hoya	777,001

Michael DeGroote Westbury Bermuda, Ltd. Victory Hall 11 Victoria Street P. O. Box HM1065 Bermuda Attn: Bob Martyn	777,001

Name	Number of Common Shares being sold
H. Wayne Huizenga, Jr. Huizenga Holdings, Inc. 450 East Las Olas Boulevard, Suite 1500 Fort Lauderdale, Florida 33301	194,250

JVAH Limited Partnership 119 N. 6th Street, Suite 203 Alpine, Texas 79830 Attn: Jeff Haynes	388,500

Beeson Sirota Partnership 550 Waugh Dr. Houston, Texas 77019 Attn: John Beeson	777,001

Patricia Chambers Chambers Interests 301 Commerce Street Suite 3025 Fort Worth, Texas 76102 Attn: Tom Chambers	97,125

TDC Family, L.P. Chambers Interests 301 Commerce Street, Suite 3025 Fort Worth, Texas 76102 Attn: Tom Chambers	97,125

Christopher Vonder Hoya 4401 Bordeaux Dallas, Texas 75205	194,250

Harbor Hill Interests LP 1331 Lamar, Suite 1450 Houston, Texas 77010-3039 Attn: William H. Hall, III	38,850

Kenneth P. Kramer Bonanza Creek Energy Resources LLC 1331 Lamar, Suite 1135 Houston, Texas 77010	19,425

G. Alan Rafte Bracewell & Giuliani 711 Louisiana, Suite 2900 Houston, Texas 77002	29,138

Name	Number of Common Shares being sold
Roland Sledge VAALCO Energy Inc. 4600 Post Oak Place, Suite 309 Houston, Texas 77027	29,138

The Goff Foundation 5318 Braeburn Dr. Bellaire, Texas 77401 Attn: Tim Goff	62,160

Mary Jon Bryan 670 Dona Ana Road SW Deming, New Mexico 88030 Attn: Sue Ann Craddock	155,400

SCHEDULE 3

Documents

1                                          A copy of the Admission Document and the Press Announcement each signed by (or on behalf of) each of the Directors.

2                                          A copy of the Application Form signed by (or on behalf of) each of the Directors.

3                                          A signed original of the Legal Due Diligence Report.

4                                          A signed original of the Long Form Report.

5                                          A signed original of the Short Form Report.

6                                          A signed original of the Working Capital Report.

7                                          A signed original of the written consent of the Reporting Accountants to the inclusion in the Admission Document of the Short Form Report in the form and context in which they are included in the Admission Document.

8                                          Original signed copies of the letters addressed to the Directors and, Seymour Pierce in such form as shall previously have been approved by Seymour Pierce, from the Reporting Accountants:

(a)                                  confirming the accuracy of certain financial information in the Admission Document;

(b)                                 commenting on the working capital projections of the Company and giving comfort in relation to the working capital projections of the Directors, together with an original signed copy of the working capital projections of the Directors;

(c)                                  in respect of the matters to be confirmed pursuant to rule 20 of, and Schedule Two to, the AIM Rules For Nominated Advisers;

(d)                                 in respect of the summary of taxation set out in the Admission Document;

(e)                                  in respect of financial reporting procedures; and

(f)                                    no significant change letters in respect of the Company.

9                                          An original of the Verification Notes prepared in connection with the Admission Document duly signed by each Director and the Company.

10                                    An original signed Responsibility Letter and Power of Attorney from each of the Directors.

11                                    For each Director, an original of his duly signed Director’s Declaration.

12                                    A certified copy of the signed service contracts and letters of appointment for each Director.

13                                    A certified copy of the Certificate of Formation and the Bylaws of the Company.

14                                    A certified copy of each of the Board Resolutions.

15                                    Signed originals of the letters, in such form as shall previously have been approved by Seymour Pierce:

(a)                                  written by the Company to Seymour Pierce in respect of financial reporting procedures;

(b)                                 written by the Company to Seymour Pierce in respect of the working capital forecast;

(c)                                  written by King & Spalding International LLP to Seymour Pierce in respect of the matters to be confirmed pursuant to rule 20 of, and Schedule Two to, the AIM Rules For Nominated Advisers; and

(d)                                 written by the Company to Seymour Pierce in respect of the matters to be confirmed pursuant to rule 20 of, and Schedule Two to, the AIM Rules For Nominated Advisers.

16                                    A certified copy of the Registrars’ Agreements.

17                                    Signed originals of each of the Lock-in and Orderly Marketing Agreements.

18                                    Signed originals of each of the Selling Shareholders’ Power of Attorney.

19                                    Share certificates in respect of each of the Sale Shares.

20                                    A certified copy of the Company’s share scheme more particularly described in paragraph 9(a) of Part VI of the Admission Document.

21                                    An original of the good standing opinion to be issued by Haynes and Boone, LLP in respect of the Company.

SCHEDULE 4

The Warranties

Part A (Warranties of the Company and the Directors)

1                                         ACCURACY OF DOCUMENTS

1.1                                 The Placing Documents contain all particulars required to comply with the AIM Rules and FSMA. All statements of fact contained in the Placing Documents are true and accurate in all respects and are not misleading in any respect and all forecasts, expressions of opinion, intention or expectation expressed in the Placing Documents made by or on behalf of the Company or the Directors are made on reasonable grounds after due and careful consideration and are honestly held and fairly based and all such statements of fact and all such forecasts, expressions of opinion, intention or expectation meet with the standards set out in the AIM Rules and FSMA.

1.2                                 There are no facts or information known, or which could on reasonable and diligent enquiry have been known, to the Company or the Directors which are not disclosed in the Placing Documents the omission of which would make any statement in the Placing Documents incorrect or misleading in any respect or which in the context of the Placing should be disclosed to Seymour Pierce and RBC or to a Placee.

1.3                                 The Placing Documents contain all information with regard to the Company which the Directors reasonably consider necessary to enable a potential Placee to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and of the rights attaching to the Common Shares.

1.4                                 All statements of fact contained in any Supplementary Admission Document will be true and accurate in all respects and not misleading in any respect and all forecasts, expressions of opinion, intention or expectation expressed in any such Supplementary Admission Document made by or on behalf of the Company or the Directors shall be made on reasonable grounds after due and careful consideration and shall be honestly held and fairly based and all such statements of fact and all such forecasts, expressions of opinion, intention or expectation shall meet with the standards set out in the AIM Rules and FSMA.

1.5                                 If any Supplementary Admission Document is published, such Supplementary Admission Document will contain all such information as investors and professional advisers will reasonably consider necessary to enable a potential Placee to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and the rights attaching to the Common Shares.

1.6                                 Each Director severally warrants that the terms of his or her Directors’ Declaration are true and accurate and no further information has been withheld which would make such terms misleading in any respect.

2                                         VERIFICATION

The replies to the Verification Notes:

(a)                                  have been given in good faith;

(b)                                 have been prepared or approved by persons having the appropriate knowledge and responsibility to enable them properly to provide such replies; and

(c)                                  together with any information contained or referred to in such replies are true and accurate in all material respects and no material fact has been omitted from them.

3                                         CONTRACTS

3.1                                 The Admission Document contains details of all material contracts and licences of the Company being contracts entered into otherwise than in the ordinary course of business during the period of two years ending on the date of this agreement which are or may be material and the assessment of the materiality of all such contracts entered into during such period is based on reasonable grounds.

3.2                                 There does not exist any contract, agreement, commitment or arrangement to which any member of the Company is a party to which, so far as the Full Warrantors are aware, any party to the same, including the Company, is in material breach so as to render the same capable of termination or give rise to any right to damages or other compensation.

3.3                                 Unless otherwise disclosed in the Admission Document, the material contracts of the Company referred to in paragraph 10 of Part VI of the Admission Document remain in full force and effect, the Company has not received any notice to terminate any such agreement and save for this agreement and agreements to be delivered hereunder, none of the agreements is terminable on less than three months’ notice.

3.4                                 Except for the agreement referred to in paragraph 10(1) of Part VI of the Admission Document, there are not in existence any service agreements with directors, officers or employees of the Company which cannot be terminated by twelve months’ notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment).

3A                                Legal Due Diligence Report

3 A.1                    Each of the Directors and the Full Warrantors has read the Legal Due Diligence Report and does not disagree with any material fact set out therein and is not aware of any material omission therefrom.

3 A.2                    All written information relating to the Company supplied or to be supplied by the Company, any Director or any of their respective employees or advisers in relation to the preparation of the Legal Due Diligence Report is, or will be when supplied, true and accurate in all material respects and is not by itself or by omission misleading in any respect.

4                                         ACCOUNTS AND CURRENT FINANCIAL POSITION

4.1                                 The Accounts:

(a)                                  comply with the provisions of applicable law;

(b)                                 were prepared in accordance with generally accepted US accounting principles consistently applied including all Statements of Standard Accounting Practice and Financial Reporting Standards (as applicable); and

(c)                                  give a true and fair view of the state of affairs of the Company at the date to which such statements were prepared and the results and source and application of funds of the Company for the financial period then ended.

4.2                                 Except as set out in the Admission Document, the results of the Company shown by the Accounts were not materially affected by:

(a)                                  transactions of a nature not usually undertaken by the Company; or

(b)                                 circumstances of an extraordinary, exceptional or non-recurring nature or other matters which may have rendered the profits/losses of the Company unusually high or low.

4.3                                 Since the Accounts Date:

(a)                                  the business of Company has been carried on in the ordinary and usual course and there has been no material adverse change in the financial, trading or commercial position of the Company taken as a whole;

(b)                                 the Company has not acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company or assumed or acquired any liabilities material to them (including contingent liabilities) otherwise than in the ordinary course of business;

(c)                                  no debtor has been released by the Company to an extent which is material in relation to them on terms that it pays less than the book value of its debt and no debt of such material amount owing to the Company has been deferred, subordinated or written off or has proven or so far as the Full Warrantors are aware is likely to prove to any extent irrecoverable;

(d)                                 the Company has not entered into or assumed or incurred any contract, commitment, borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or other obligation which, in any case, has not been discharged at the date of this agreement or will not be discharged prior to Admission and the disclosure of which is required in order to prevent the Admission Document being inaccurate or misleading in any material respect;

(e)                                  as far as the Full Warrantors are aware, there has been no material depletion in the net assets of the Company;

(f)                                    the business of the Company has not been materially adversely affected by the loss of any important contract, customer or source of supply and the Full Warrantors have not received notice or any indication that any such contract, customer or source of supply may be lost or withdrawn; and

(g)                                 no dividend or other distribution has been declared, paid or made by the Company and no share capital has been created or issued by the Company save in connection with the Reorganisation and the issue of shares to Directors and others as referred to in the Admission Document.

4.4                                 Each of the Full Warrantors has read the Long Form Report and does not disagree with any material fact stated therein and is not aware of any material omission therefrom.

5                                         TAXATION

5.1                                 The Company is not and nor or will it be under any liability in respect of any Taxation in relation to or in consequence of:

(a)                                  any actual or deemed income, profits or gains earned, accrued or received on or before the date of this agreement but after the Accounts Date or in respect of a period ending on or before the date of this agreement but commencing on or after the Accounts Date; or

(b)                                 any event occurring (or deemed to occur for the purposes of any Taxation) on or before the date of this agreement but after the Accounts Date, whether or not the Taxation is chargeable against or attributable to another person, other than any such liabilities arising in the ordinary course of business the Company since the Accounts Date; and in this paragraph the term “event” shall include, without limitation, any action, transaction, arrangement, failure or omission (including the execution and performance of this agreement) and any distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance, the expiry of any time period, membership or ceasing to be a member of any group or partnership, any change in residence of any person for Taxation purposes or the death of any person.

5.2                                 Except for any liability for Taxation incurred in the ordinary course of business since the Accounts Date, the Company has either paid or accrued all Taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for Taxation.

5.3                                 The Company has incurred any liability in respect of any tax which is material in the context of the Company, other than any such liabilities arising in the ordinary course of the business of the Company since that date and any such liabilities arising since that date as a result of any transactions entered into by or affecting the Company which are disclosed in the Admission Document.

5.4                                 The Company has not paid or become liable to pay or acted (directly or through an agent or other representative) in such manner as to incur a liability (or potential liability) to pay any interest or penalty in connection with any tax or otherwise paid any tax after its due date for payment or become liable to pay any tax the due date for payment of which will arise in the 30 days after the date of this agreement.

6                                         WORKING CAPITAL

6.1                                 The Full Warrantors have no reason to believe that any of the assumptions made in the Working Capital Report are false or otherwise incorrect and there are no other material assumptions omitted from it.

6.2                                 None of the Full Warrantors disagrees with any statement of opinion or expectation contained in the Working Capital Report.

6.3                                 So far as the Full Warrantors are aware:

(a)                                  every statement of fact contained in the Working Capital Report is true and accurate;

(b)                                 no matter is omitted from it the omission of which makes the Working Capital Report misleading; and

(c)                                  none of the forecasts and assumptions set out in the Working Capital Report is unreasonable.

6.4                                 The Full Warrantors are satisfied that the Company will have sufficient working capital available for use in its ordinary business operations for its present and its reasonably foreseeable future requirements (that is for at least the 12 month period from Admission) having regard to existing bank balances and facilities available and the proceeds of the Placing.

6.5                                 All information requested from the Company or the Full Warrantors by:

(a)                                  the Reporting Accountants for the purpose of their report on the working capital of the Company; and

(b)                                 the Reporting Accountants for the purpose of the Long Form Report and Short Form Report;

has been produced and remains true and accurate and not misleading.

7                                         SHARES

7.1                                 The creation, allotment and issue of the Subscription Shares and any transfer of the Sale Shares will comply, to the extent applicable, with the Bylaws of the Company, the Act, FSMA, the Prospectus Rules and the AIM Rules.

7.2                                 The Placing Shares will be allotted and issued or sold (as the case may be) free from all claims, expenses. and Encumbrances.

7.3                                 Save as disclosed in the Admission Document, no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any option or other agreement (including without limitation conversion rights).

7.4                                 The authorised and issued share capital of the Company at the date of this agreement and upon Admission is or will be as stated in the Admission Document and such issued share capital is or will upon Admission be fully paid or credited as fully paid.

7.5                                 Neither the creation nor the issue of the Placing Shares nor the performance of this agreement by the Company will infringe or cause to be infringed any borrowing limits, powers or restrictions of, or the terms of any contract, indenture, security, obligation, commitment or arrangement by, the Company or any of its respective properties, revenues or assets.

8                                         REORGANISATION

8.1                                 The Reorganisation:

(a)                                  has been carried out, to the extent applicable, in accordance with the constitutional documents of both Resaca LP and the Company and all applicable laws and the Company has made all necessary filings with the relevant authorities; and

(b)                                 has not resulted in, and will not with the lapse of time result in:

(i)                                     the Company or Resaca LP being, or having been, in default under any agreement, arrangement or undertaking to which either of them are or were a party or of any other obligations or restrictions binding upon either of them;

(ii)                                  the invalidity, or grounds for rescission, avoidance or termination, of any agreement or other transaction to which the Company is, or Resaca LP was, a party; or

(iii)                               any Encumbrance over any asset of Resaca LP or the Company crystallising or becoming enforceable or any present or future indebtedness of the Company becoming due and payable prior to its stated maturity.

9                                         COMPETENT PERSON’S REPORT

9.1                                 Each of Directors and the Full Warrantors has read the Competent Persons Report and does not disagree with any material fact set out therein and is not aware of any material omission therefrom.

9.2                                 All information requested from the Company by Haas Petroleum Engineering Services, Inc. and Williamson Petroleum Consultants, Inc. for the purpose of preparing the Competent Person’s Report was when supplied true, accurate and complete in all material respects and not misleading.

10                                  LICENCES AND CONSENTS

10.1                           The Company holds all material licences, permissions, authorisations and consents (“General Licences”) necessary to enable it to carry on its business and all the General Licences are in full force and effect.

10.2                           The Company is not in breach of any of the terms or conditions of the General Licences and there are no material circumstances of which the Company is aware which indicate that any of the General Licences are likely to be revoked, rescinded, avoided or repudiated or not renewed in whole, or in part, in the ordinary course of events.

11                                  ASSETS

11.1                           The Company is the beneficial owner of and has the legal right and authority to own, use, lease and operate (as the case may be) the Assets.

11.2                         The Company has the right to conduct resource use operations with respect to the Assets and the documents of title in relation to the Assets constitute legal, valid and binding obligations of the Company (where applicable) enforceable in accordance with their terms and are not subject to any condition which has not been satisfied.

11.3                           As far as the Company is aware, the terms of the documents of title in relation to the Assets conform in all material respects with the laws of the United States of America and have been signed on behalf of, and are enforceable against, the proper authorities and have been renewed in accordance with their terms.

11.4                           The documents of title in relation to the Assets are valid and in good standing and will be valid and in good standing as at Admission.

11.5                           The Company does not hold any licences or concessions in relation to oil or gas interests other than the those in respect of the Assets.

11.6                           All rents payable in connection with the Assets have been paid, are up to date and were paid within the requisite time periods for payment.

12                                  LITIGATION

12.1                           The Company is not engaged in or has not within the previous 12 months been engaged in any litigation, arbitration, prosecution or similar proceedings which individually or collectively may have or have had a material effect on the financial position of the Company or which is material in the context of the Placing and, so far the Full Warrantors are aware, no such proceedings are pending or threatened and there are no circumstances which are likely to give rise to such litigation, arbitration, prosecution or similar proceedings which in any such case may have a material effect on the financial position of the Company in the context of the Placing or Admission.

12.2                           There is no outstanding judgment, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency against the Company or any of the Directors.

13                                  INSOLVENCY

13.1                           The Company is not insolvent or unable to pay its debts and other liabilities and commitments as they mature and fall due in the ordinary course of business.

13.2                           No administrator, receiver, liquidator or similar officer of any member of the Company has been appointed by any person over the whole or any part of the assets or undertaking of any member of the Company. No proposals have been made to or approved by the creditors of the Company for a company voluntary arrangement. So far as the Full Warrantors are aware,. no petition has been presented, or order made, or resolution passed, for the winding up of the Company, no petition has been presented for an administration order and no administration order has been made in respect of the Company and, so far as the Full Warrantors are aware, no circumstances exist which would just or entitle the appointment of any receiver or administrator, or the presentation of any winding-up petition in respect of the Company.

13.3                         No event analogous to any event in paragraph 12 has occurred in or outside England and Wales in relation to the Company.

14                                  INDEBTEDNESS

14.1                           So far as the Full Warrantors are aware, no event or circumstance has occurred or arisen which does, or would with the giving of notice and/or lapse of time and/or determination of materiality and/or the satisfaction of any other condition, entitle any person to require the repayment prior to its normal or stated maturity, or to take any step to enforce security for, any borrowing or indebtedness in the nature of borrowing of the Company and the Company has not received notice from any person to whom any indebtedness which is repayable on demand is owed demanding repayment of the same and the Full Warrantors are not otherwise aware that any such person proposes to demand repayment of, or to take any step to enforce security for, the same.

15                                  INSURANCE

15.1                           All assets of the Company are insured against all risks which a person carrying on the same type of business as the Company in a similar area of the world or having similar assets may reasonably be expected to insure against for their full re-instatement value with an insurance office of repute and all premiums have been paid up to date.

15.2                           Except as otherwise disclosed in the Legal Due Diligence Report, so far as the Full Warrantors are aware, all insurance policies of the Company, are valid and enforceable and are not void or voidable, no material claims are outstanding under them, and so far as the Full Warrantors are aware, no fact, matter or circumstance exists which might give rise to a claim under any of them and all premiums due in respect of them are paid up to date.

16                                  INTELLECTUAL PROPERTY

16.1                           The Admission Document gives full and accurate details of:

(a)                                  all registrations and all applications for registration or grant which are comprised in the Intellectual Property of the Company, including the registered proprietor of or applicant for the same; and

(b)                                 all unregistered Intellectual Property which is material to the business of the Company.

16.2                           All of the Intellectual Property of the Company is owned solely, legally and beneficially by the Company, free and clear of all Encumbrances.

16.3                           The Company does not use and has not used any trading or business name other than their corporate names for any purpose.

17                                  ASSETS

17.1                           There has been no exercise or purported exercise of any mortgage charge, lien or other Encumbrance over any of the fixed or other assets of the Company and there is no dispute, actual or pending, or so far as the Full Warrantors are aware, threatened directly or indirectly relating to any of those assets.

17.2                           None of the property, assets, undertaking, goodwill or uncalled capital of the Company is subject to any Encumbrance or any agreement or commitment to give or create any Encumbrance.

17.3                           All the plant, machinery and equipment used in the conduct of the business of the Company:

(a)                                  are in a reasonable and safe state of repair and condition, are in good working order (fair wear and tear accepted) and have been regularly and properly maintained, in accordance with the manufacturers guidelines; and

(b)                                 are capable of performing properly the function for which they are currently used or intended.

18                                  LIABILITIES

18.1                           The Company is not under any legal liability to pay any pension superannuation allowance benefit or the like to any person.

18.2                           The Company is not liable under any guarantee or indemnity or similar obligation in favour of any third party nor has it agreed to give or enter into any such guarantee or indemnity or similar obligation.

18.3                           There is not outstanding:

(a)                                  any loan made by the Company to, or debt owing to the Company by, any of the Directors or any connected party of any of them; or

(b)                                 any agreement or arrangement to which the Company is a party and in which any of the Directors or any such connected party is interested.

19                                  ENVIRONMENTAL

The Company has not received prior written notification of any breach of Environmental Law and there are no circumstances which are likely to give rise to such a breach which in any such case may have an effect on the financial position of the Company which is material in the context of the Placing or Admission. For the purposes of this paragraph “Environmental Law” shall mean all laws, regulations, directives, statutes, subordinate legislation, common law and other national and local laws, all judgements, orders, instructions or awards of any court or competent authority and all codes of practice and guidance notes to the extent enforceable and legally binding on the Company which have as a purpose or effect the protection of the Environment. For the purposes of this paragraph “Environment” shall mean any and all living organisms (including man) and the ecosystems of which they form part and the media of air, water and land.

20           CAPACITY AND AUTHORISATIONS

20.1         The Company has been duly incorporated and has full corporate power and authority to carry on its business as at the date of this agreement and, to the knowledge of the Full Warrantors, has conducted its business in all material respects in accordance with all applicable laws and regulations of the United States of America or any appropriate foreign country and, to the knowledge of the Full Warrantors, there has been no violation or default with respect to any statute, regulation, order, decree or judgment of any court or any governmental agency of the United States of America or any appropriate foreign country which could have a material adverse effect upon the assets or business of the Company.

20.2         The Company has power and authority, under its Bylaws to enter into and perform this agreement and to create, allot and issue the Placing Shares and give effect to the Placing and Admission without requiring the consent of any other person, save for the conditions that would be satisfied upon Admission becoming effective and there are no consents required by the Company for it to enter into and comply with its obligations under this agreement or for the allotment and issue of the Placing Shares which have not been irrevocably and unconditionally obtained.

20.3         The Company has taken all necessary corporate or other action to authorise the execution, delivery and performance of this agreement and, when executed, this agreement will constitute lawful, valid and binding obligations of the Company in accordance with its terms.

20.4         The entry into this agreement and the performance of the Company’s obligations under it are within the power of the Company without the need for any further sanction, approval, licence or consent of members of the Company.

20.5         Subject to Seymour Pierce and RBC complying with its own obligations under this agreement, neither the Company nor the Full Warrantors are aware of any reason why Admission, the Placing or the issue of the Placing Documents would result in the contravention of any applicable law in England, the United States of America or any other jurisdiction.

21           DIRECTORS

21.1         Save as disclosed in the Admission Document, the Legal Due Diligence Report or the Directors’ Declarations the Company has not been a party to any transaction to which section 322 A of the Companies Act 1985 or sections 190, 197, 198, 201, 203 and 223 of the Act may apply or which (if the Company were listed on the Official List of the UK Listing Authority) would be treated as a “transaction with a related party” under the Listing Rules of the UK Listing Authority.

21.2         Save as disclosed in the Admission Document or the Directors’ Declarations none of the Directors, officers, employees, agents or other persons acting on behalf of the Company has been party to:

(a)                                  the use of any assets of such company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to the making of any direct or indirect unlawful payment to employees or Directors from such asset; or

(b)                                 the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets; or

(c)                                  the making of any false or fictitious entries in the books or records of such company; or

(d)                                 the making of any unlawful payment.

21.3         There is no person in accordance with whose instructions the Directors are accustomed to act (whether or not they may be legally obliged so to do) and all promoters of the Company have been disclosed in the Admission Document.

21.4         The Directors have established procedures which provide a reasonable basis for them to make proper judgements as to the financial position and prospects of the Company.

21.5         The Directors have had explained to them by the Company’s Solicitors and understand the nature of their responsibilities and obligations in relation to the Admission Document and the Placing and as directors of a company whose securities are admitted to trading on AIM.

22                                  CONFIDENTIAL INFORMATION

The Company has used all reasonable endeavours to keep confidential all trade secrets and confidential information of the Company and has only disclosed the same to third parties who are under binding obligations of confidence to the Company. The Company has used all reasonable endeavours to keep confidential all trade secrets and confidential information received from third parties.

23                                  INVESTIGATIONS/ENQUIRIES

Save as disclosed in the Admission Document or the Directors’ Declarations, no governmental, regulatory or official investigation or enquiry concerning the Company, or any of their respective employees or any of the Directors is in progress or pending and, to the knowledge of the Full Warrantors, there are no facts, matters or circumstances which could give rise to any such investigation or enquiry.

PART B (Warranties of the Selling Shareholders)

Each Selling Shareholder for itself only and severally but not jointly warrants, represents and undertakes (only as to such Selling Shareholder and not to any other Selling Shareholder or the Company) that:

1            AUTHORITY

He has the right, power and authority and has taken all action necessary to enter into and perform his obligations under this agreement, the Selling Shareholders’ Power of Attorney and the other documents to be executed by him prior to Admission without the consent of any third party.

2            ENFORCEABLE OBLIGATIONS

His obligations under this agreement, his Selling Shareholders’ Power of Attorney and the other documents to be executed by him are, or when the relevant document is executed will be, enforceable in accordance with their terms.

3            OWNERSHIP

He is the beneficial owner and the registered holder of all of the Sale Shares set opposite his name in column (2) of Schedule 2.

4            NO ENCUMBRANCE

Except as expressly set forth in this agreement, there is no Encumbrance and there is no agreement, arrangement or obligation to create or give an Encumbrance in relation to the Sale Shares and no person has claimed to be entitled to an Encumbrance or any benefit thereunder in relation to the Sale Shares.

SCHEDULE 5

Limitations on Liability

1              Save in the case of fraud or wilful and dishonest non-disclosure, (when there shall be no time limit on liability), the liability of the Directors under the Warranties shall cease on the Warranties Claim Date, except in respect of claims which have been properly notified (giving reasonable details of the claim) before that date and proceedings in respect of which are issued and served within six months of such notification.

2              Save in the case of fraud or wilful dishonest non-disclosure (when there shall be no limit on the total liability of the Director), the liability of each of the Directors under this agreement shall not exceed the amount set opposite their respective names below:

Name	Total Liability:

James Perry Bryan, Jr. (executive)	$150,000

John James Lendrum, III (executive)	$300,000

John William Sharp Bentley (non-executive)	$50,000

Judy Ley Allen (non-executive)	$50,000

Richard Kelly Plato (non-executive)	$50,000

3              The liability of the Company pursuant to this agreement whether under the Warranties or the indemnity in clause 7 shall not be subject to any financial liability cap.

4              Save in the case of fraud or wilful dishonest non-disclosure (when there shall be no limit on the total liability of the Selling Shareholder), the liability of each Selling Shareholder under this agreement shall not exceed the proceeds received by such Selling Shareholder from the sale of the Sale Shares under this agreement.

SCHEDULE 6

Warranties Certificate

[To be typed on letterhead of the Company]

The Directors

Royal Bank of Canada Europe Limited

71 Queen Victoria Street

London

EC4V 4DE

The Directors

Seymour Pierce Limited

20 Old Bailey London

EC4M 7EN	July 14, 2008

Dear Sirs

Placing and Admission to AIM

This letter is the Warranties Certificate as defined in the placing agreement (the “Placing Agreement”) between the parties thereto dated July 14, 2008. Words and expressions defined in the Placing Agreement have the same meanings in this letter. We confirm to you that:

(a)                on receipt of this letter by you, each of the conditions referred to in clause 2.1 of the Placing Agreement will have been satisfied;

(b)                so far as we are aware, having made due and careful enquiry, no Warranty would be breached nor would any Specified Event occur if the Warranties were repeated at the date of this letter by reference to the facts and circumstances now existing; and

(c)                there has been no breach by the Company or the Directors of any of their respective obligations under the Placing Agreement and, so far as we aware (after due and careful enquiry), there are no circumstances which will prevent the Company or the Directors from complying with any such obligation in full.

Yours faithfully

SCHEDULE 7
Further Covenants

1              USE OF PROCEEDS

1.1           The Company covenants and undertakes to Seymour Pierce and RBC that the Company shall consult with Seymour Pierce and RBC prior to (the extent reasonably practicable) applying the net proceeds of the subscriptions for the Placing Shares pursuant to the Placing for purposes other than as set out in the Admission Document

2              ENGAGEMENT LETTERS AND NOMAD AND JOINT BROKER AGREEMENT

2.1           Each of the Directors undertakes:

(a)           to procure (insofar as he is reasonably able to do so) that the Company complies with its obligations under the Seymour Pierce Engagement Letter, the RBC Engagement Letter and the Nomad and Joint Broker Agreement;

(b)           to give all such assistance and provide all such information to the Company as he is reasonably able to in order that the Company can comply with such obligations under the Seymour Pierce Engagement Letter, the RBC Engagement Letter and the Nomad and Joint Broker Agreement; and

(c)           not to take any action or omit to take any action which would inhibit the ability of the Company to comply with its obligations under the Seymour Pierce Engagement Letter, the RBC Engagement Letter and the Nomad and Joint Broker Agreement and shall procure (insofar as he is reasonably able to do) that any new director of the Company appointed after the date of which agreement shall do the same.

3              SECURITIES

3.1           The Company undertakes to Seymour Pierce and RBC (and each of the Directors undertakes to procure insofar as he is reasonably able to do so) that the Company shall maintain and enforce the provisions of the Dealing Code.

3.2           Each of the Directors severally undertakes to Seymour Pierce and RBC and, as a separate undertaking, to the Company that in respect of any dealings in any of his Shares (for this purpose “Shares” shall include any securities in the Company admitted to trading on AIM) whilst he is a director of the Company he will at all times observe the provisions of the Dealing Code and will use his reasonable endeavours to procure the observance of the provisions of the Dealing Code by all applicable employees and that he will and will use all reasonable endeavours to procure that any person who is a connected person in relation to him will notify the Company, Seymour Pierce and RBC immediately of any information notification which is required under Rule 17 of the AIM Rules For Companies.

3.3         The Company undertakes to procure that as at the date of the AIM Application:

(a)           it will be duly incorporated as a corporation under the laws of the State of Texas with a class of Common Shares and a class of preferred shares in its share capital;

(b)           its traded securities will be freely transferable; and

(c)           no Common Shares or preferred shares will be in issue which are not the subject of the AIM Application.

4                                         FINANCIAL REPORTING PROCEDURES

4.1           The Company covenants with and irrevocably undertakes to Seymour Pierce and RBC that it shall implement as soon as reasonably practicable following Admission and at all times comply with the recommendations in relation to financial reporting procedures and accounting compliance controls referred to and/or set out in the Long Form Report.

SCHEDULE 8

Agreed Form Documents

Admission Document

Board Resolutions

Dealing Code

Directors’ Declarations

Directors’ Powers of Attorney

Directors’ Responsibility Letters

Legal Due Diligence Report

Lock-in and Orderly Marketing Agreements

Long Form Report

Nomad and Joint Broker Agreement

Placing Letters

Placing Proof

Presentation

Press Announcement

Registrars Agreement

Selling Shareholders’ Power of Attorney

Short Form Report

Verification Notes

Working Capital Report

Executed as a deed		)
for and on behalf of		)	/s/ Mary Lou Fry
RESACA EXPLOITATION, INC.		)

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Executed as a deed by		)
JAMES PERRY BRYAN, JR.		)	/s/ James Perry Bryan, Jr.
in the presence of:		)

Witness

Signature	:		/s/ [ILLEGIBLE]
Name	:		[ILLEGIBLE]
Occupation	:		Executive Asst.
Address	:		1331 Lamar, Suite 1450, Houston, TX 77010

Executed as a deed by		)
JOHN JAMES LENDRUM, III		)	/s/ John Lendrum, III
in the presence of:		)

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Executed as a deed by		)
JOHN WILLIAM SHARP BENTLEY		)	/s/ John William Sharp Bentley
in the presence of:		)

Witness

Signature	:		/s/ [ILLEGIBLE]
Name	:		[ILLEGIBLE]
Occupation	:		[ILLEGIBLE]
Address	:		[ILLEGIBLE]

Executed as a deed by	)
JUDY LEY ALLEN	)	/s/ Judy Ley Allen
in the presence of:	)

Witness

Signature :		/s/ Nancy S Dunlap
Name :		Nancy S Dunlap
Occupation :		Investor
Address :		3711 San Felipe, 2D, Houston, Tx 77027 USA

Executed as a deed by	)
RICHARD KELLY PLATO	)	/s/ Richard Kelly Plato
in the presence of:	)

Witness

Signature :		/s/ Barbara Phillips
Name :		Barbara Phillips
Occupation :		Legal Secretary
Address :		20235 Baron Brook Cypress, TX 77433

Executed as a deed	)
for and on behalf of	)
SEYMOUR PIERCE LIMITED:	)

[ILLEGIBLE]
Director/Secretary

[ILLEGIBLE]
Director

Executed as a deed			)
for and on behalf of			)
ROYAL BANK OF CANADA EUROPE			)
LIMITED:

Witness

Signature	:	/s/ Sarah Wharry
Name	:	Sarah Wharry, Managing Director
Occupation	:	Investment Banker
Address	:	[ILLEGIBLE]
[ILLEGIBLE]

Executed as a deed			)
for and on behalf of			)
NGP CAPITAL RESOURCES COMPANY:			)

Authorised Signatory

Executed as a deed			)
for and on behalf of			)
RTR, LLC:			)

Authorised Signatory

Executed as a deed	)
for and on behalf of	)
NGP CAPITAL RESOURCES	)
COMPANY:
Illegible
Authorised Signatory

In the presence of:

Witness Signature:		/s/ Nichole Dotson-Olajuwon

Witness Name:		Nichole Dotson-Olajuwon

Witness Address:		333 Clay Street, Suite 3300, Houston, Texas 77002

Witness Occupation:		Attorney

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
PERMIAN BASIN CONVERT, L.L.C.:	)

By: Farallon Capital Management, LLC,		William F. Mellin	William F. Mellin
its Manager		Authorised Signatory	Managing Member

In the presence of:

Witness Signature:		/s/ Andrew JM Spokes

Witness Name:		Andrew JM Spokes Managing Member

Witness Address:

Witness Occupation:		Farallon Capital Management, LLC One Maritime Plaza, Suite 2100 San Francisco, CA 94111

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
D.B. ZWIRN SPECIAL OPPORTUNITIES	)
FUND, L.P.:
/s/ Illegible
Illegible
Authorised Signatory

In the presence of:

Witness Signature:		/s/ Steven Brogden

Witness Name:		Steven Brogden

Witness Address:		D.B. Zwirn & Co. 745 Fifth Avenue 18th Floor New York, NY 10151

Witness Occupation:		Associate-Asset Management

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
RTR, LLC:	)

Celia A. Felsher
Authorised Signatory Celia A. Felsher

In the presence of:

Witness Signature:		/s/ Rachael L.M. Hodyno

Witness Name:		Rachael L.M. Hodyno

Witness Address:		300 E. 57th St, 15F, NYC NY 10022

Witness Occupation:		Investment Coordinator

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
SDG HOLDINGS, LLC:	)

By: /s/ Mary Lou Fry, attorney in fact
Authorised Signatory

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
TDC FAMILY L.P.:	)

By: /s/ Illegible Attorney-in-fact
Authorised Signatory

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
THE GOFF FOUNDATION:	)

/s/ Tim Goff by [ILLEGIBLE]
Authorised Signatory

Signature Page To Placing Agreement

Executed as a deed by		)
G. ALAN RAFTE		)	by: Illegible
in the presence of:		)	Attorney-in-fact

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Signature Page To Placing Agreement

Executed as a deed by		)
ROLAND SLEDGE		)	by: Illegible
in the presence of:		)	Attorney-in-fact

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Signature Page To Placing Agreement

Executed as a deed by		)
CHRISTOPHER VONDER HOYA		)	by: Illegible
in the presence of:		)	Attorney-in-fact

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
HRB OIL & GAS, LTD:	)

By: /s/ Mary Lou Fry, attorney in fact
Authorised Signatory

Signature Page To Placing Agreement

Executed as a deed by		)
MICHAEL DEGROOTE		)	By: /s/ Mary Lou Fry, attorney in fact
in the presence of:		)

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Signature Page To Placing Agreement

Executed as a deed by		)
H. WAYNE HUIZENGA		)	By: /s/ Mary Lou Fry, attorney in fact
in the presence of:		)

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)	By: /s/ Mary Lou Fry,
JVAH LIMITED PARTNERSHIP:	)	Attorney in fact

Authorised Signatory

Signature Page To Placing Agreement

Executed as a deed by		)
PATRICIA CHAMBERS		)	By: /s/ Mary Lou Fry, attorney in fact
in the presence of:		)

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
HARBOR HILL INTERESTS, LP:	)

By: /s/ Mary Lou Fry, attorney in fact
Authorised Signatory

Signature Page To Placing Agreement

Executed as a deed by		)
KENNETH P. KRAMER		)	/s/ [Illegible]
in the presence of:		)

Witness

Signature	:		/s/ Christina Ridings
Name	:		Christina Ridings
Occupation	:		Executive Manager
Address	:		1331 Lamar, Suite 1135 Houston, TX 77010

Signature Page To Placing Agreement

Executed as a deed by		)
MARY JON BRYAN		)	By: /s/ Mary Lou Fry Attorney in fact
in the presence of:		)

Witness

Signature	:		/s/ Barbara Phillips
Name	:		Barbara Phillips
Occupation	:		Legal Secretary
Address	:		20235 Baron Brook Cypress, TX 77433

Signature Page To Placing Agreement

Executed as a deed	)
for and on behalf of	)
BEESON SIROTA PARTNERSHIP:	)

By: Illegible Attorney in fact
Authorised Signatory

Signature Page To Placing Agreement